                     Long Beach Mortgage Loan Trust 2006-WL1



                                 $1,840,113,000
                               (+/-5% Approximate)



                           Long Beach Securities Corp.
                                    Depositor


                           Long Beach Mortgage Company
                       Sponsor, Seller and Master Servicer


                   Goldman, Sachs & Co.   WaMu Capital Corp.
                                Co-Lead Managers


           [Goldman Sachs LOGO]           [WaMu Capital Corp. LOGO]

FILED PURSUANT TO RULE 433(d) - Registration
Statement No. 333-109318

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-743-3336.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing this free writing prospectus which may or may not be stated therein. This free writing prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This free writing prospectus is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this free writing prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet                            Date Prepared: January 5, 2006

                                 $1,840,113,000
                              (+/- 5% Approximate)

                     Long Beach Mortgage Loan Trust 2006-WL1

                   Principal        Expected Rating         Assumed Final           Certificate
Class(1,2)        Balance($)          S&P/Moody's         Distribution Date            Type
--------------------------------------------------------------------------------------------------------
I-A1               284,678,000         AAA / Aaa          January 25, 2036       Floating Rate Senior
I-A2               256,210,000         AAA / Aaa          January 25, 2036       Floating Rate Senior
I-A3                28,468,000         AAA / Aaa          January 25, 2036       Floating Rate Senior
II-A1              536,053,000         AAA / Aaa          January 25, 2036       Floating Rate Senior
II-A2              147,423,000         AAA / Aaa          January 25, 2036       Floating Rate Senior
II-A3              158,793,000         AAA / Aaa          January 25, 2036       Floating Rate Senior
II-A4               53,013,000         AAA / Aaa          January 25, 2036       Floating Rate Senior
M-1                 69,745,000         AA+ / Aa1          January 25, 2036     Floating Rate Subordinate
M-2                 63,056,000          AA / Aa2          January 25, 2036     Floating Rate Subordinate
M-3                 39,172,000         AA- / Aa3          January 25, 2036     Floating Rate Subordinate
M-4                 34,395,000          A+ / A1           January 25, 2036     Floating Rate Subordinate
M-5                 31,528,000           A / A2           January 25, 2036     Floating Rate Subordinate
M-6                 28,662,000          A- / A3           January 25, 2036     Floating Rate Subordinate
M-7                 26,752,000        BBB+ / Baa1         January 25, 2036     Floating Rate Subordinate
M-8                 23,885,000         BBB / Baa2         January 25, 2036     Floating Rate Subordinate
M-9                 19,108,000         BBB / Baa3         January 25, 2036     Floating Rate Subordinate
M-10                20,064,000         BBB- / Ba1         January 25, 2036     Floating Rate Subordinate
M-11                19,108,000         BBB- / Ba2         January 25, 2036     Floating Rate Subordinate
Total            1,840,113,000

(1) The Class I-A1, Class I-A2 and Class I-A3 Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans. The principal balance of each class of the Certificates is subject to a 5% variance.
(2) The Certificates are priced to a 10% Clean-up Call. The margin on the Class I-A1, Class I-A2, Class I-A3, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin on the first Distribution Date after the 10% Clean-up Call may first be exercised. The margin on each of the Class M Certificates will be equal to 1.5x the original margin on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

Depositor:                Long Beach Securities Corp.

Sponsor, Seller and
Master Servicer:          Long Beach Mortgage Company.

Trust:                    Long Beach Mortgage Loan Trust 2006-WL1.

Sub-Servicer:             Washington Mutual Bank.

Servicing Fee:            0.50% per annum.

Co-Lead Managers:         Goldman, Sachs & Co. and WaMu Capital Corp.

Trustee:                  Deutsche Bank National Trust Company.

Trustee Fee:              Compensation to the Trustee will consist of the
                          trustee fee of 0.01% per annum and of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:        Goldman Sachs Mitsui Marine Derivative
                          Products, L.P.

Group I Certificates:     The Class I-A1, Class I-A2 and Class I-A3
                          Certificates.

Group II Certificates:    The Class II-A1, Class II-A2, Class II-A3 and Class
                          II-A4 Certificates.

Class A Certificates:     The Group I Certificates and the Group II
                          Certificates.

Class M Certificates:     The Class M-1, Class M-2, Class M-3, Class M-4, Class
                          M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class
                          M-10 and Class M-11 Certificates.

Certificates:             The Class A Certificates and the Class M Certificates.

Federal Tax Status:       The Certificates will represent ownership of REMIC
                          regular interests for tax purposes.

Registration:             The Certificates will be available in book-entry form
                          through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:             January 1, 2006.

Statistical Calculation
Date:                     December 1, 2005.

Expected Pricing Date:    On or about January 6, 2006.

Expected Closing Date:    On or about February 8, 2006.

Expected Settlement Date: On or about February 8, 2006.

Distribution Date:        The 25th day of each month (or if such day is not a
                          business day, the next succeeding business day) commencing in February 2006.

Final Scheduled
Distribution Date:        January 2036. The actual final Distribution Date for
                          each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in January 2036.

Due Period:               With respect to any Distribution Date, the period
                          commencing on the 2nd business day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:        With respect to any Distribution Date, (i) the period
                          commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:         The price to be paid by investors for the Certificates
                          will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing
                          Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:        It is expected that the Class A and Class M
                          Certificates may be purchased by a pension or other employee benefit plan subject to the Employee
                          Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met. Investors should consult their own advisors.

SMMEA Eligibility:        The Group I Certificates are expected to constitute
                          "mortgage related securities" for purposes of SMMEA.
                          None of the other Certificates is expected to be SMMEA eligible.

Clean-up Call:            The terms of the transaction will allow for a clean-up
                          call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the majority holder of the Class C Certificates, except if such holder is Long Beach or any of its affiliates, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage
                          Loans as of the Cut-off Date. If the majority holder of the Class C Certificates does not exercise such right, the Master Servicer will be permitted to exercise the clean-up call.

Mortgage Loans:           The Mortgage Loans will consist of a pool of
                          fixed-rate and adjustable-rate, one- to four-family, first lien and second lien residential mortgage loans.
                          The description of the Mortgage Loans is on the basis of their scheduled principal balances as of the Statistical Calculation Date. As of the Statistical
                          Calculation Date, the Mortgage Loans have an aggregate scheduled principal balance of approximately
                          $1,910,813,327 of which: (i) approximately
                          $742,799,340 consist of a pool of conforming balance, first lien, fixed-rate and adjustable-rate mortgage loans (the "Group I Mortgage Loans") and (ii) approximately $1,168,013,987 consist of a pool of conforming and non-conforming balance, first lien and second lien, fixed-rate and adjustable-rate mortgage loans (the "Group II
                          Mortgage Loans" and together with the Group I Mortgage
                          Loans, the "Mortgage Loans"). The Mortgage Loans are expected to have the characteristics described on Exhibit A. The Mortgage Loan principal balances that are transferred to the trust will be the scheduled principal balances as of the Cut-off Date, January 1, 2005. With respect to the Mortgage Loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the Statistical Calculation Date to the Cut-off Date and from the Cut-off Date to the Closing Date.

                          Approximately 55.76% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 43.15% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 63.78% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:   Mortgage Loans with an original term to maturity equal
                          to 480 months.

Adjusted Net Mortgage
Rate: With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate and the trustee fee rate.

Pass-Through Rate:        With respect to each Class of the Class A Certificates
                          on any Distribution Date, a per annum rate equal to the least of (i) the related Formula Rate, (ii) the Net WAC Rate and (iii) the related Cap Rate.

                          With respect to each Class of the Class M Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:             With respect to each Class of Certificates, a per
                          annum rate equal to One Month LIBOR plus the related margin for such Class.

Group I Cap Rate:         With respect to any Distribution Date, a per annum
                          rate equal to (A) the weighted average of the Adjusted
                          Net Mortgage Rates of the Group I Mortgage Loans plus
                          (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to (x) any net swap payment made to the Trust minus (y) the sum of (a) any net swap payment made to the Swap
                          Counterparty, and (b) the Coupon Strip and (ii) the denominator of which is the aggregate stated principal balance of the Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Cap Rate:        With respect to any Distribution Date, a per annum
                          rate equal to (A) the weighted average of the Adjusted
                          Net Mortgage Rates of the Group II Mortgage Loans plus
                          (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to (x) any net swap payment made to the Trust minus (y) the sum of (a) any net swap payment made to the Swap
                          Counterparty, and (b) the Coupon Strip and (ii) the denominator of which is the aggregate stated principal balance of the Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Net WAC Rate:             With respect to any Distribution Date, a per annum
                          rate equal to (A) the weighted average of the Adjusted
                          Net Mortgage Rates of the Mortgage Loans plus (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to (x) any net swap payment made to the Trust minus (y) the sum of (a) any net swap payment made to the Swap Counterparty and (b) the Coupon Strip and (ii) the denominator of which is the aggregate stated principal balance of the Mortgage
                          Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Net WAC Rate
Carryover Amount:         With respect to any Class of Certificates on any
                          Distribution Date on which the Pass-Through Rate for such Class of Certificates is limited by the Net WAC
                          Rate or the related Cap Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the Net WAC
                          Rate or the related Cap Rate, as applicable, and (ii) the unpaid portion of any related Net WAC Rate
                          Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related
                          Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future
                          Distribution Dates to the extent of funds available.

Group I Interest
Distribution Amount:      With respect to any Distribution Date, an amount equal
                          to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

Group II Interest
Distribution Amount:      With respect to any Distribution Date, an amount equal
                          to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

Final Maturity
Reserve Fund:             If on the 84th Distribution Date or any Distribution
                          Date thereafter where the aggregate principal balance of the 40-Year Mortgage Loans is greater than a specified amount for each Distribution Date, an amount equal to approximately 0.55% of the aggregate principal balance of the Mortgage Loans ("Coupon
                          Strip") will be placed into a reserve fund (the "Final
                          Maturity Reserve Fund") and will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal
Allocation Percentage:    With respect to any Distribution Date, the principal
                          remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for the Mortgage Loans.

Group II Principal
Allocation Percentage:    With respect to any Distribution Date, the principal
                          remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for the Mortgage Loans.

Group I and Group II
Principal Distribution
Amounts: With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Senior Principal
Distribution Amount:      With respect to any Distribution Date, an amount equal
                          to the lesser of (I) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Class A
                          Certificates immediately prior to such Distribution
                          Date over (y) the lesser of (A) the product of (i) approximately 53.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related
                          Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus
                          0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Group I and Group II
Senior Principal
Distribution Amounts:     With respect to any Distribution Date, an amount
                          determined by multiplying the related Group I
                          Principal Allocation Percentage or Group II Principal
                          Allocation Percentage by the Senior Principal
                          Distribution Amount.

Overcollateralization
Target Amount:            With respect to any Distribution Date:
                          (i)  prior to the Stepdown Date, 3.70% of the
                               aggregate stated principal balance of the
                               Mortgage Loans as of the Cut-off Date; and,
                          (ii) on or after the Stepdown Date, the greater of:
                               (a) 7.40% of the current aggregate stated
                               principal balance of the Mortgage Loans; and
                               (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the "OC Floor"); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:            The earlier to occur of:
                          (i)  the Distribution Date on which the aggregate
                               principal balance of the Class A Certificates has been reduced to zero; and,
                          (ii) the later to occur of
                               (x)the Distribution Date occurring in February 2009 and
                               (y)the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 46.70%.

Credit Enhancement:       Consists of the following:
                               1) Excess Cashflow;
                               2) Overcollateralized Amount; and,
                               3) Subordination.

Excess Cashflow:          With respect to any Distribution Date, an amount equal
                          to the available funds remaining after priorities (I) and (II) under "Priority of Distributions."

Overcollateralized
Amount: With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date). On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 3.70% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement
Percentage:               With respect to any Distribution Date an amount equal
                          to (i) the sum of (a) the aggregate principal balance of the Class M Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage
                          Loans.

Delinquency
Trigger Event:            With respect to any Distribution Date on or after the
                          Stepdown Date, if the 60+ delinquency percentage exceeds 33.50% of the Credit Enhancement Percentage.

Loss Trigger Event:       With respect to any Distribution Date on or after the
                          Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

   Distribution Date                           Cumulative Realized Loss Percentage
------------------------------------------------------------------------------------------------------
Feb 2008 to Jan 2009      1.40% for the first month, plus an additional 1/12th of 1.80% for each month thereafter
Feb 2009 to Jan 2010      3.20% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
Feb 2010 to Jan 2011      4.95% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
Feb 2011 to Jan 2012      6.35% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
Feb 2012 and thereafter                                       7.10%

Trigger Event:            With respect to any Distribution Date if either a Loss
                          Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

                                                      Target Credit Enhancement
                              Initial Credit                  Percentage
                          Enhancement Percentage      On and After Stepdown Date
                          ------------------------------------------------------
                          Class         Percent       Class            Percent
                          ------------------------------------------------------
                            A           23.35%          A               46.70%
                          ------------------------------------------------------

                                                      Target Credit Enhancement
                              Initial Credit                  Percentage
                          Enhancement Percentage      On and After Stepdown Date
                          ------------------------------------------------------
                          Class         Percent       Class            Percent
                          ------------------------------------------------------
                           M-1          19.70%         M-1             39.40%
                           M-2          16.40%         M-2             32.80%
                           M-3          14.35%         M-3             28.70%
                           M-4          12.55%         M-4             25.10%
                           M-5          10.90%         M-5             21.80%
                           M-6           9.40%         M-6             18.80%
                           M-7           8.00%         M-7             16.00%
                           M-8           6.75%         M-8             13.50%
                           M-9           5.75%         M-9             11.50%
                          M-10           4.70%        M-10              9.40%
                          M-11           3.70%        M-11              7.40%
                          ------------------------------------------------------

Realized Losses:          If a Mortgage Loan becomes a liquidated loan, the net
                          liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a "Realized Loss."
                          Realized Losses on the Mortgage Loans will be absorbed first, by the Excess Cashflow and second by a reduction of the Overcollateralized Amount. Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class M
                          Certificates in reverse sequential order, first to the Class M-11 Certificates, second to the Class M-10
                          Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6
                          Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2
                          Certificates and eleventh to the Class M-1
                          Certificates. In the event Realized Losses are allocated to any Class of Certificates, their certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Net WAC Rate Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.

Swap Agreement:           On the Closing Date, the Trust will enter into an
                          agreement with the Swap Counterparty pursuant to which on each Distribution Date for the first 60
                          Distribution Dates, the Trust will be obligated to pay the Swap Counterparty an amount equal to 4.800% (per annum) on the swap notional amount based upon a 30/360 day count convention and the Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired. The swap notional amount will be equal to the lesser of the scheduled notional amount specified in the swap agreement and the aggregate principal balance of the Class A and Class M Certificates. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any Defaulted Swap
                          Termination Payment), amounts otherwise available to certificateholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution
                          Date, other than any Defaulted Swap Termination
                          Payment. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the "Swap
                          Account") and used as follows:

                                1)  according to the Interest Distribution
                                    priorities (I)(iii) through (I)(xiv) to the extent not paid after distribution of the Group I and Group II Interest Distribution Amounts, and then
                                2) according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

                          "Defaulted Swap Termination Payment" means any termination payment required to be made by the Trust to the Swap Counterparty pursuant to the swap agreement as a result of an event of default under the swap agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under the swap agreement (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party.

                          Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the "swap termination payment") to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

                                 Swap Schedule

      Distribution        Notional          Distribution         Notional
          Date        Swap Balance ($)          Date         Swap Balance ($)
      -----------------------------------------------------------------------
           1          1,840,113,000.00           31             95,489,777.17
           2          1,807,919,243.68           32             90,504,503.85
           3          1,755,611,977.60           33             50,736,042.68
           4          1,696,592,501.61           34             48,235,074.49
           5          1,631,151,101.36           35             45,875,044.85
           6          1,559,657,740.47           36             43,668,980.14
           7          1,482,569,869.92           37             41,654,166.01
           8          1,400,643,958.52           38             39,734,942.77
           9          1,314,715,428.13           39             37,905,105.28
           10         1,233,845,039.83           40             36,160,409.30
           11         1,157,768,444.17           41             34,496,818.46
           12         1,086,200,200.86           42             32,910,493.66
           13         1,018,871,923.40           43             31,397,782.91
           14           955,531,257.53           44             29,955,211.86
           15           895,940,921.22           45             28,579,474.78
           16           839,877,954.16           46             27,267,425.96
           17           787,132,395.27           47             26,016,071.76
           18           737,506,978.65           48             24,822,562.87
           19           690,816,212.35           49             23,684,187.08
           20           646,885,673.68           50             22,598,362.47
           21           163,467,053.18           51             21,562,630.88
           22           154,871,171.80           52             20,574,651.81
           23           146,736,572.67           53             19,632,196.50
           24           139,038,010.59           54             18,733,142.45
           25           131,751,647.26           55             17,875,468.23
           26           124,854,971.56           56             17,057,248.45
           27           118,326,724.54           57             16,028,602.39
           28           112,146,828.55           58             15,302,949.66
           29           106,296,320.55           59             14,610,040.30
           30           100,757,289.19           60             13,948,400.84

Priority of Distributions:

                             I. Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

                                       i)    To pay the Swap Counterparty any
                                             net swap payment, provided a swap
                                             default has not occurred and is not
                                             continuing, and any unpaid swap
                                             termination payment (other than any
                                             Defaulted Swap Termination Payment)
                                             owed to the Swap Counterparty
                                             pursuant to the swap agreement;
                                       ii)   To pay the Coupon Strip, if
                                             applicable;
                                       iii)  Pro-rata to the Class A
                                             Certificates generally from the
                                             related loan group, current
                                             interest plus any unpaid interest;
                                       iv)   To the Class M-1 Certificates
                                             current interest;
                                       v)    To the Class M-2 Certificates
                                             current interest;
                                       vi)   To the Class M-3 Certificates
                                             current interest;
                                       vii)  To the Class M-4 Certificates
                                             current interest;
                                       viii) To the Class M-5 Certificates
                                             current interest;

                                       ix)   To the Class M-6 Certificates
                                             current interest;
                                       x)    To the Class M-7 Certificates
                                             current interest;
                                       xi)   To the Class M-8 Certificates
                                             current interest;
                                       xii)  To the Class M-9 Certificates
                                             current interest;
                                       xiii) To the Class M-10 Certificates
                                             current interest;
                                       xiv)  To the Class M-11 Certificates
                                             current interest;
                                       xv)   Any interest distribution amounts
                                             remaining undistributed following
                                             (i) through (xiv) above will be
                                             distributed as Monthly Excess
                                             Cashflow for such Distribution
                                             Date.

                             II. Principal Distribution:

                                 (A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

                                       i)    An amount equal to the Group I
                                             Principal Distribution Amount will
                                             be distributed to the Group I
                                             Certificates according to the
                                             priorities described below, until
                                             the Group I Certificates have been
                                             reduced to zero;
                                       ii)   An amount equal to the Group II
                                             Principal Distribution Amount will
                                             be will be distributed to the Class
                                             II-A1, Class II-A2, Class II-A3 and
                                             Class II-A4 Certificates,
                                             sequentially in that order, until
                                             the principal balance thereof has
                                             been reduced to zero;
                                       iii)  Any remaining Group I Principal
                                             Distribution Amounts will be
                                             distributed to the Class II-A1,
                                             Class II-A2, Class II-A3 and Class
                                             II-A4 Certificates, sequentially in
                                             that order, until the principal
                                             balance thereof has been reduced to
                                             zero.
                                       iv)   Any remaining Group II Principal
                                             Distribution Amounts will be
                                             distributed to the Group I
                                             Certificates according to the
                                             priorities described below, until
                                             the Group I Certificates have been
                                             reduced to zero;
                                       v)    To the M-1 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       vi)   To the M-2 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       vii)  To the M-3 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       viii) To the M-4 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       ix)   To the M-5 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       x)    To the M-6 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       xi)   To the M-7 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       xii)  To the M-8 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       xiii) To the M-9 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       xiv)  To the M-10 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       xv)   To the M-11 Certificates until the
                                             principal balance thereof is
                                             reduced to zero;
                                       xvi)  Any Principal Distribution amounts
                                             remaining undistributed following
                                             (i) through (xv) above will be
                                             distributed as Monthly Excess
                                             Cashflow, if any, for such
                                             Distribution Date.

                                 (B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

                                       i)    The Group I Principal Distribution
                                             Amount will be distributed as
                                             follows:

                                          a.   To the Group I Certificates, the
                                               Group I Senior Principal
                                               Distribution Amount (to be
                                               distributed according to the
                                               priorities described below) until
                                               the Group I Certificates have
                                               been retired.

                                          b.   To the Group II Certificates, the
                                               Group II Senior Principal
                                               Distribution Amount, to extent
                                               not paid in clause (B)(ii)(a)
                                               below, according to the payment
                                               priority in clause (B)(ii)(a)
                                               below.

                                       ii)   The Group II Principal Distribution
                                             Amount will be distributed as
                                             follows:

                                          a.   To the Class II-A1, Class II-A2,
                                               Class II-A3 and Class II-A4
                                               Certificates, the Group II Senior
                                               Principal Distribution Amount,
                                               sequentially, in that order,
                                               until the Group II Certificates
                                               have been retired.

                                          b.   To the Group I Certificates, the
                                               Group I Senior Principal
                                               Distribution Amount, to extent
                                               not paid in clause (B)(i)(a)
                                               above (to be distributed
                                               according to the priorities
                                               described below).

                                       iii)  The sum of any remaining Principal
                                             Distribution Amounts will be
                                             distributed in the following order.

                                          a.   To the Class M-1 Certificates
                                               until it reaches a 39.40% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-1
                                               Initial Credit Enhancement
                                               Percentage);
                                          b.   To the Class M-2 Certificates
                                               until it reaches a 32.80% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-2
                                               Initial Credit Enhancement
                                               Percentage);
                                          c.   To the Class M-3 Certificates
                                               until it reaches a 28.70% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-3
                                               Initial Credit Enhancement
                                               Percentage);
                                          d.   To the Class M-4 Certificates
                                               until it reaches a 25.10% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-4
                                               Initial Credit Enhancement
                                               Percentage);
                                          e.   To the Class M-5 Certificates
                                               until it reaches a 21.80% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-5
                                               Initial Credit Enhancement
                                               Percentage);
                                          f.   To the Class M-6 Certificates
                                               until it reaches a 18.80% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-6
                                               Initial Credit Enhancement
                                               Percentage);
                                          g.   To the Class M-7 Certificates
                                               until it reaches a 16.00% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-7
                                               Initial Credit Enhancement
                                               Percentage);

                                          h.   To the Class M-8 Certificates
                                               until it reaches a 13.50% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-8
                                               Initial Credit Enhancement
                                               Percentage);
                                          i.   To the Class M-9 Certificates
                                               until it reaches a 11.50% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-9
                                               Initial Credit Enhancement
                                               Percentage);
                                          j.   To the Class M-10 Certificates,
                                               until it reaches a 9.40% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-10
                                               Initial Credit Enhancement
                                               Percentage);
                                          k.   To the Class M-11 Certificates,
                                               until it reaches a 7.40% Target
                                               Credit Enhancement Percentage
                                               (based on 2x the Class M-11
                                               Initial Credit Enhancement
                                               Percentage); and
                                          l.   Any Principal Distribution
                                               Amounts remaining undistributed
                                               following (a) through (k) above
                                               will be distributed as Excess
                                               Cashflow, if any, for such
                                               Distribution Date.

                  Any principal distributions allocated to the Group I Certificate will be distributed pro rata among the Group I Certificates, based on their respective certificate principal balances, until their certificate principal balances have been reduced to zero. However, so long as a Group I Sequential Trigger Event is in effect, principal distributions to the Class I-A2 and Class I-A3 Certificate will be allocated first to the Class I-A2 Certificates, until their certificate principal balance has been reduced to zero, and then to the Class I-A3 Certificates, until their certificate principal balance has been reduced to zero. A "Group I Sequential Trigger Event" is in effect, if on any Distribution Date before the 25th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds 1.40%, or if, on or after the 25th Distribution Date, a Trigger Event is in effect. Notwithstanding the foregoing, if the certificate principal balance of the Class M Certificates is reduced to zero and the Overcollateralized Amount is insufficient to absorb Realized Loss, principal distributions allocated to the Class I-A2 and Class I-A3 Certificates will be distributed pro rata between the Class I-A2 and Class I-A3 Certificates, based on their certificate principal balances, until their certificate principal balances have been reduced to zero.

                  Notwithstanding the foregoing, from and after the Distribution Date on which the principal balances of the Class M Certificates and the Overcollateralized Amount have been reduced to zero, any principal distributions to the Class A Certificates will be allocated pro rata to the Class A Certificates based on their respective principal balances.

                             III. Monthly Excess Cashflow:

                                       i)    As principal to the Certificates to
                                             replenish or maintain the
                                             Overcollateralized Amount as
                                             described under Principal
                                             Distribution above;
                                       ii)   Pro-rata to the Class A
                                             Certificates, in an amount equal to
                                             unpaid interest;
                                       iii)  To the Class M-1 Certificates, an
                                             amount equal to unpaid interest;
                                       iv)   To the Class M-2 Certificates, an
                                             amount equal to unpaid interest;
                                       v)    To the Class M-3 Certificates, an
                                             amount equal to unpaid interest;
                                       vi)   To the Class M-4 Certificates, an
                                             amount equal to unpaid interest;
                                       vii)  To the Class M-5 Certificates, an
                                             amount equal to unpaid interest;

                                       viii) To the Class M-6 Certificates, an
                                             amount equal to unpaid interest;
                                       ix)   To the Class M-7 Certificates, an
                                             amount equal to unpaid interest;
                                       x)    To the Class M-8 Certificates, an
                                             amount equal to unpaid interest;
                                       xi)   To the Class M-9 Certificates, an
                                             amount equal to unpaid interest;
                                       xii)  To the Class M-10 Certificates, an
                                             amount equal to unpaid interest;
                                       xiii) To the Class M-11 Certificates, an
                                             amount equal to unpaid interest;
                                       xiv)  Any funds remaining after
                                             distributions described in (i)
                                             through (xiii) above will be
                                             distributed to pay any related Net
                                             WAC Rate Carryover Amounts as
                                             follows: first to the Class A
                                             Certificates, pro rata, based on
                                             their respective Net WAC Rate
                                             Carryover Amounts, then to the
                                             Class M-1 Certificates, then to the
                                             Class M-2 Certificates, then to the
                                             Class M-3 Certificates, then to the
                                             Class M-4 Certificates, then to the
                                             Class M-5 Certificates, then to the
                                             Class M-6 Certificates, then to the
                                             Class M-7 Certificates, then to the
                                             Class M-8 Certificates, then to the
                                             Class M-9 Certificates, then to the
                                             Class M-10 Certificates and lastly
                                             to the Class M-11 Certificates
                                             sequentially, in that order, in
                                             each case up to their respective
                                             Net WAC Rate Carryover Amount.
                                       xv)   To the Swap Counterparty, any
                                             unpaid Defaulted Swap Termination
                                             Payment due to a Swap Counterparty.
                                       xvi)  Any remaining funds will be
                                             distributed to the holders of the
                                             non-offered classes of certificates
                                             as further described in the pooling
                                             agreement.

                     FOR ADDITIONAL INFORMATION PLEASE CALL:

--------------------------------------------------------------------------------
                              GOLDMAN, SACHS & CO.
--------------------------------------------------------------------------------

        Residential Mortgage Finance:

        Stephen Lei                                 (212) 357-1240
        Michael Dente                               (212) 357-3598


        Syndicate:

        Scott Wisenbaker                            (212) 902-2858
        Omar Chaudhary                              81(3) 6437-7198
        Scott Walter                                (212) 357-8910
        Mitchell Resnick                            (London) 44 (207) 774-3068

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 RATING AGENCIES
--------------------------------------------------------------------------------

     MOODY'S
        Odile Grisard Boucher, CFA                    (212) 553-1382
     STANDARD & POOR'S
        Mark Goldenberg                               (212) 438-1641

--------------------------------------------------------------------------------

                                    EXHIBIT A

                              Mortgage Loan Tables

ALL

1. Current Principal Balance

                                                       Pct. Of   Weighted  Weighted                       Comb
                                                       Pool By     Avg.      Avg.       Avg.               LTV     Pct.      Pct.
Current Principal          Number of    Principal     Principal   Gross    Current   Principal  Comb     (incld.   Full     Owner
Balance                      Loans       Balance       Balance    Coupon     FICO     Balance    LTV       SS)     Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00             1,147  $   38,621,456       2.02%   10.636%      613  $  33,672   94.11%    96.09%  71.03%     88.74%
$50,000.01 - $75,000.00          725      45,621,888       2.39     9.627       629     62,927   88.92     94.95   51.92      79.19
$75,000.01 - $100,000.00         803      70,323,306       3.68     8.615       626     87,576   85.34     93.38   59.99      81.98
$100,000.01 - $125,000.00        698      78,471,137       4.11     7.986       624    112,423   82.19     92.95   54.03      87.41
$125,000.01 - $150,000.00        685      93,877,715       4.91     7.721       629    137,048   80.80     91.79   48.36      90.19
$150,000.01 - $200,000.00      1,260     220,788,403      11.55     7.453       631    175,229   80.08     91.06   46.25      91.06
$200,000.01 - $250,000.00        921     206,228,361      10.79     7.344       638    223,918   80.01     92.03   35.99      90.98
$250,000.01 - $300,000.00        859     235,701,392      12.34     7.139       640    274,390   80.08     92.04   31.01      93.51
$300,000.01 - $350,000.00        619     200,934,112      10.52     7.104       650    324,611   80.65     93.21   25.89      93.94
$350,000.01 - $400,000.00        449     168,092,842       8.80     7.127       642    374,372   80.01     92.07   26.13      93.07
$400,000.01 - $450,000.00        335     142,138,906       7.44     7.152       647    424,295   80.84     92.81   28.54      94.03
$450,000.01 - $500,000.00        278     132,097,852       6.91     7.028       651    475,172   80.33     92.47   23.80      96.03
$500,000.01 - $550,000.00        141      74,025,870       3.87     7.142       653    525,006   81.14     93.74   32.52      91.43
$550,000.01 - $600,000.00        115      66,033,475       3.46     7.247       644    574,204   81.40     90.82   39.93      95.74
$600,000.01 - $650,000.00         92      57,617,154       3.02     7.123       643    626,273   80.69     90.08   32.84      94.55
$650,000.01 - $700,000.00         30      20,190,146       1.06     7.201       669    673,005   79.14     92.66   33.19      93.31
$700,000.01 & Above               76      60,049,312       3.14     7.518       642    790,123   79.74     87.31   57.06      84.77
Total:                         9,233  $1,910,813,327     100.00%    7.450%      640  $ 206,955   81.09%    92.19%  37.10%     91.65%

2. Current Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Current Rate            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49                  17   $    5,895,640      0.31%     5.388%       662   $ 346,802    73.16%    84.01%   83.87%     99.09%
5.50 - 5.99                 235       70,196,854      3.67      5.787        658     298,710    77.88     90.32    78.66      96.75
6.00 - 6.49                 742      212,498,617     11.12      6.273        658     286,386    78.14     91.13    59.96      97.11
6.50 - 6.99               1,642      463,391,855     24.25      6.751        658     282,212    79.29     93.63    33.26      96.55
7.00 - 7.49               1,541      396,725,278     20.76      7.226        648     257,447    79.98     94.06    23.85      95.38
7.50 - 7.99               1,442      330,448,521     17.29      7.716        630     229,160    80.58     91.49    27.78      92.09
8.00 - 8.49                 808      157,218,052      8.23      8.212        611     194,577    83.15     89.37    38.90      81.21
8.50 - 8.99                 753      120,422,188      6.30      8.701        603     159,923    84.78     88.65    40.82      77.12
9.00 & Above              2,053      154,016,321      8.06     10.262        609      75,020    91.38     92.76    45.72      78.20
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

3. Credit Score

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Credit Score            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above                 326   $   87,328,756      4.57%     7.093%       763   $ 267,880    81.42%    95.72%   18.00%     84.08%
720 - 739                   347       86,567,107      4.53      7.050        729     249,473    81.94     95.79    17.94      87.37
700 - 719                   490      114,426,412      5.99      7.113        709     233,523    81.87     96.49    14.40      89.19
680 - 699                   810      186,219,216      9.75      7.119        689     229,900    81.71     96.12    17.63      89.96
660 - 679                   900      213,086,679     11.15      7.225        669     236,763    81.19     95.56    21.79      88.94
640 - 659                 1,129      263,620,168     13.80      7.281        649     233,499    80.50     94.68    25.26      92.88
620 - 639                 1,490      329,986,863     17.27      7.336        629     221,468    80.88     94.85    27.73      92.78
600 - 619                   963      176,685,516      9.25      7.491        609     183,474    82.36     90.19    58.76      92.17
580 - 599                 1,242      163,470,866      8.56      8.038        589     131,619    83.69     89.83    71.68      93.02
560 - 579                   777      133,162,408      6.97      7.873        570     171,380    81.66     85.06    70.06      95.24
540 - 559                   267       56,242,663      2.94      8.166        551     210,647    79.78     81.27    67.45      94.83
520 - 539                   198       38,376,821      2.01      8.339        529     193,822    73.25     73.72    72.16      94.39
500 - 519                   287       60,409,283      3.16      8.438        507     210,485    73.78     74.36    70.58      98.54
1 - 499                       7        1,230,571      0.06      8.711        495     175,796    78.55     79.49    95.95     100.00
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

4. Lien

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Lien                    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         7,813   $1,839,288,066     96.26%     7.309%       640   $ 235,414    80.37%    91.90%   36.39%     91.33%
2                         1,420       71,525,260      3.74     11.068        632      50,370    99.62     99.62    55.23      99.95
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

5. Combined Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Combined Original     Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
LTV                     Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                246   $   46,942,967      2.46%     7.216%       594   $ 190,825    49.88%    50.52%   53.81%     89.27%
60.01 - 70.00               326       75,647,822      3.96      7.267        586     232,049    66.93     67.23    56.54      91.14
70.01 - 80.00             5,356    1,323,869,504     69.28      7.104        649     247,175    79.56     95.27    29.91      96.79
80.01 - 85.00               483      118,351,571      6.19      7.738        614     245,034    84.62     85.58    46.90      81.26
85.01 - 90.00             1,028      203,970,093     10.67      8.095        636     198,414    89.81     90.84    47.04      62.70
90.01 - 95.00               323       57,620,745      3.02      8.372        618     178,392    94.78     95.11    69.28      89.59
95.01 - 100.00            1,471       84,410,624      4.42     10.568        631      57,383    99.92     99.92    63.27      98.74
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

6. Combined LTV with Silent2nds

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Combined LTV with     Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Silent2nds              Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                241   $   46,280,270      2.42%     7.206%       593   $ 192,034    49.93%    49.93%   53.97%     89.12%
60.01 - 70.00               320       74,560,251      3.90      7.261        585     233,001    66.92     66.92    57.05      91.65
70.01 - 80.00             1,041      261,437,533     13.68      7.362        599     251,141    77.84     77.87    55.55      84.91
80.01 - 85.00               432      112,341,568      5.88      7.674        615     260,050    84.52     84.60    46.66      83.24
85.01 - 90.00               919      205,070,403     10.73      7.903        638     223,145    88.67     89.78    45.11      69.77
90.01 - 95.00               435       92,707,720      4.85      7.805        634     213,121    88.62     94.68    55.32      91.92
95.01 - 100.00            5,845    1,118,415,583     58.53      7.357        658     191,346    81.73     99.96    26.81      98.16
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

7. Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Original LTV            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00              1,666   $  118,468,228      6.20%     9.541%       617   $  71,109    79.91%    80.16%   54.66%     95.72%
60.01 - 70.00               326       75,647,822      3.96      7.267        586     232,049    66.93     67.23    56.54      91.14
70.01 - 80.00             5,356    1,323,869,504     69.28      7.104        649     247,175    79.56     95.27    29.91      96.79
80.01 - 85.00               482      118,337,214      6.19      7.738        614     245,513    84.62     85.58    46.91      81.25
85.01 - 90.00             1,014      203,196,910     10.63      8.082        636     200,391    89.81     90.85    47.02      62.56
90.01 - 95.00               272       55,149,263      2.89      8.259        617     202,755    94.78     95.12    70.04      89.15
95.01 - 100.00              117       16,144,386      0.84      8.446        629     137,986    99.93     99.93    96.67      93.52
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

8. Documentation

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Documentation           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
STATED DOC                4,720   $1,142,701,813     59.80%     7.470%       659   $ 242,098    80.61%    94.18%    0.00%     91.82%
FULL DOC                  4,199      708,833,585     37.10      7.415        610     168,810    81.68     88.80   100.00      91.09
LIMITED DOC                 314       59,277,929      3.10      7.477        619     188,783    83.42     94.37     0.00      95.08
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

9. Purpose

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Purpose                 Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
PURCHASE                  6,357   $1,249,924,282     65.41%     7.445%       656   $ 196,622    82.30%    97.67%   26.86%     92.27%
CASHOUT REFI              2,673      620,288,511     32.46      7.462        610     232,057    78.86     81.67    55.58      90.30
RATE/TERM REFI              203       40,600,533      2.12      7.403        609     200,003    78.22     84.18    69.72      93.09
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

10. Occupancy

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Occupancy               Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED            8,284   $1,751,242,688     91.65%     7.386%       638   $ 211,401    80.81%    92.76%   36.87%    100.00%
INVESTOR                    877      144,042,992      7.54      8.215        659     164,245    83.88     85.68    37.38       0.00
SECOND HOME                  72       15,527,646      0.81      7.549        652     215,662    87.68     87.94    60.01       0.00
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

11. Property Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Property Type           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY             6,549   $1,339,152,520     70.08%     7.440%       638   $ 204,482    80.88%    91.92%   36.99%     93.36%
PUD                       1,182      258,345,055     13.52      7.388        633     218,566    81.22     93.22    43.78      96.33
2-4 FAMILY                  668      165,869,944      8.68      7.578        655     248,308    81.73     90.82    29.42      74.17
CONDO                       809      143,795,081      7.53      7.485        651     177,744    82.04     94.28    34.60      87.54
TOWNHOUSE                    25        3,650,726      0.19      7.957        632     146,029    84.21     94.97    49.13      88.66
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

12. State

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
State                   Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CA                        2,717   $  859,562,254     44.98%     7.175%       648   $ 316,364    79.90%    92.00%   27.80%     94.45%
FL                          793      139,022,711      7.28      7.610        638     175,312    81.08     90.84    36.57      90.36
IL                          703      105,651,335      5.53      7.750        641     150,286    82.12     93.89    35.76      91.14
NJ                          337       80,596,109      4.22      7.625        647     239,158    82.01     90.85    29.45      88.04
MD                          317       73,443,434      3.84      7.386        631     231,683    81.09     91.21    40.40      95.35
WA                          414       72,780,353      3.81      7.403        629     175,798    82.10     94.34    52.90      94.65
VA                          249       67,491,542      3.53      7.424        644     271,050    80.63     93.74    28.77      96.45
TX                          590       67,465,075      3.53      7.771        622     114,348    81.02     93.42    55.33      91.51
NY                          200       56,950,739      2.98      7.496        649     284,754    80.21     90.25    24.84      86.27
GA                          335       39,886,459      2.09      7.956        627     119,064    84.28     94.23    61.25      84.48
Other                     2,578      347,963,314     18.21      7.833        626     134,974    83.21     92.29    55.76      85.62
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

13. Zip

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Zip                     Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
94509                        38   $   11,358,701      0.59%     7.238%       660   $ 298,913    81.95%    95.42%   24.57%     96.68%
94565                        29        9,284,315      0.49      6.880        664     320,149    79.73     93.40    26.47      93.33
95206                        29        8,415,186      0.44      7.007        676     290,179    79.92     95.46     8.40      97.69
94605                        21        8,077,872      0.42      7.173        641     384,661    80.91     90.64    20.97      88.62
94591                        22        7,986,998      0.42      7.263        662     363,045    82.21     95.61    48.93      91.47
94531                        17        7,925,859      0.41      7.104        641     466,227    77.00     89.26    17.41     100.00
95122                        17        7,331,082      0.38      7.374        645     431,240    81.52     92.78    20.75     100.00
22193                        24        7,191,874      0.38      7.133        664     299,661    81.66     97.36    26.75     100.00
94541                        16        7,108,326      0.37      7.276        680     444,270    81.34     93.75     5.96      83.53
94544                        16        6,655,120      0.35      7.155        663     415,945    78.92     92.87    16.07      83.89
Other                     9,004    1,829,477,994     95.74      7.463        639     203,185    81.12     92.12    37.77      91.55
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

14. Remaining Months to Maturity

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Remaining Months to   Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Maturity                Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 180                      44   $    3,213,834      0.17%     8.150%       641   $  73,042    73.43%    74.95%   64.62%     92.90%
181 - 240                    29        1,603,585      0.08     10.131        645      55,296    92.22     92.22    42.72      95.59
241 - 360                 5,371      840,535,370     43.99      7.842        626     156,495    81.87     89.23    55.48      88.28
361 >=                    3,789    1,065,460,537     55.76      7.134        651     281,198    80.49     94.57    22.50      94.30
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

15. Amortization Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Amortization Type       Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
15 YR FIXED                  44   $    3,213,834      0.17%     8.150%       641   $  73,042    73.43%    74.95%   64.62%     92.90%
2 YR ARM                  2,520      451,006,556     23.60      7.834        607     178,971    80.83     87.93    52.80      85.80
2 YR ARM 40/40            3,121      904,681,486     47.35      7.111        651     289,869    80.56     95.03    20.18      94.75
2 YR ARM IO                 362      113,953,271      5.96      6.869        674     314,788    80.11     94.15    53.91      91.15
20 YR FIXED                  29        1,603,585      0.08     10.131        645      55,296    92.22     92.22    42.72      95.59
3 YR ARM                    406       74,144,090      3.88      7.582        625     182,621    80.87     88.77    50.37      86.00
3 YR ARM 40/40              535      129,435,059      6.77      7.277        646     241,935    80.73     93.88    29.54      92.33
3 YR ARM IO                  68       20,217,074      1.06      6.674        674     297,310    79.64     87.99    62.29      94.52
30 YR FIXED               1,921      157,205,675      8.23      8.976        636      81,835    87.10     90.25    64.86      95.10
40 YR FIXED                 133       31,343,993      1.64      7.204        647     235,669    77.58     83.98    60.26      89.15
5 YR ARM                     46       11,642,851      0.61      6.689        651     253,105    78.94     86.23    73.18      87.62
5 YR ARM IO                  14        3,189,492      0.17      6.846        670     227,821    82.85     84.34    89.66      52.25
6 MO ARM                     34        9,176,363      0.48      7.348        640     269,893    81.13     86.98    38.48      76.02
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

16. Initial Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Initial Periodic Cap    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0.00                   2,127   $  193,367,087     10.12%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
0.51 - 1.00                 428      129,045,387      6.75      6.931        669     301,508    80.28     93.37    53.30      90.03
1.51 - 2.00               5,601    1,348,047,866     70.55      7.351        637     240,680    80.64     92.69    30.84      91.79
2.51 - 3.00               1,077      240,352,987     12.58      7.289        642     223,169    80.64     91.28    41.91      89.75
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

17. Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Periodic Cap            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0.00                   2,127   $  193,367,087     10.12%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
0.51 - 1.00               7,106    1,717,446,240     89.88      7.311        640     241,690    80.61     92.55    34.08      91.37
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

18. Months to Rate Reset

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Months to Rate Reset    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0                      2,127   $  193,367,087     10.12%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
1 - 12                       47       10,143,314      0.53      7.373        637     215,815    80.80     86.75    41.98      75.21
13 - 24                   5,990    1,468,674,361     76.86      7.314        640     245,188    80.61     92.79    32.78      91.74
25 - 36                   1,009      223,796,222     11.71      7.324        642     221,800    80.68     91.65    39.40      90.43
49 >=                        60       14,832,342      0.78      6.723        655     247,206    79.78     85.82    76.72      80.02
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

19. Life Maximum Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Life Maximum Rate       Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
9.00 & Below              2,127   $  193,367,087     10.12%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
11.01 - 11.50                23        7,461,499      0.39      5.411        663     324,413    73.98     84.60    78.57      99.28
11.51 - 12.00               255       77,161,786      4.04      5.817        659     302,595    78.00     90.44    80.26      97.04
12.01 - 12.50               707      202,130,290     10.58      6.311        659     285,899    79.09     93.27    53.64      96.96
12.51 - 13.00             1,574      448,036,921     23.45      6.789        658     284,649    79.36     94.29    28.33      96.79
13.01 - 13.50             1,449      376,016,144     19.68      7.276        646     259,500    80.26     94.62    22.17      95.35
13.51 - 14.00             1,214      286,377,173     14.99      7.759        628     235,896    80.91     91.75    26.84      92.16
14.01 - 14.50               721      144,058,261      7.54      8.261        610     199,803    83.39     89.40    36.95      79.65
14.51 - 15.00               585      100,930,783      5.28      8.741        599     172,531    84.97     88.61    40.98      73.03
15.01 & Above               578       75,273,382      3.94      9.551        591     130,231    85.02     87.16    36.24      61.70
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

20. Margin

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Margin                  Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.99 & Below              2,127   $  193,367,087     10.12%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
4.50 - 4.99               6,602    1,595,155,942     83.48      7.256        645     241,617    80.89     93.46    32.34      91.08
5.00 - 5.49                   1          179,303      0.01      9.050        737     179,303    90.00     90.00     0.00       0.00
5.50 - 5.99                 298       69,577,050      3.64      8.051        560     233,480    78.90     79.92    64.73      93.09
6.00 - 6.49                   1          774,092      0.04      6.775        616     774,092    80.00     95.00   100.00     100.00
6.50 - 6.99                 204       51,759,852      2.71      8.002        582     253,725    74.32     81.29    45.54      98.15
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

21. Interest Only

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Interest Only           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
N                         8,789   $1,773,453,491     92.81%     7.497%       637   $ 201,781    81.17%    92.12%   35.63%     91.72%
Y                           444      137,359,836      7.19      6.840        674     309,369    80.11     93.01    55.97      90.74
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

22. UNITS

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
UNITS                   Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         8,565   $1,744,943,382     91.32%     7.437%       638   $ 203,730    81.03%    92.32%   37.83%     93.31%
2                           566      132,824,832      6.95      7.555        655     234,673    82.12     93.20    25.89      82.30
3                            67       20,198,869      1.06      7.593        654     301,476    79.62     80.88    43.48      50.68
4                            35       12,846,243      0.67      7.792        657     367,036    81.04     81.85    43.84      27.05
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

23. CITY

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
CITY                    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CHICAGO                     272   $   45,397,250      2.38%     7.643%       646   $ 166,902    82.48%    94.50%   33.89%     86.75%
SACRAMENTO                  136       35,699,852      1.87      7.088        644     262,499    80.63     93.23    31.50      94.24
LOS ANGELES                 120       41,714,280      2.18      7.203        639     347,619    78.62     88.28    30.61      94.18
MIAMI                       110       19,900,116      1.04      7.501        653     180,910    81.15     93.96    38.94      93.43
SAN JOSE                    107       45,508,477      2.38      7.268        643     425,313    80.20     92.23    19.98      97.69
Other                     8,488    1,722,593,353     90.15      7.462        639     202,945    81.15     92.18    37.88      91.48
Total:                    9,233   $1,910,813,327    100.00%     7.450%       640   $ 206,955    81.09%    92.19%   37.10%     91.65%

ARM

1. Current Principal Balance

                                                  Pct. Of    Weighted   Weighted                         Comb
                          Number                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Current Principal           of      Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Balance                   Loans      Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00           215  $    9,148,216      0.53%     9.154%       611   $  42,550    82.79%    89.12%   58.52%     60.34%
$50,000.01 - $75,000.00      381      24,313,754      1.42      8.875        618      63,816    82.91     92.67    52.56      65.56
$75,000.01 - $100,000.00     514      45,392,592      2.64      7.959        620      88,312    81.85     92.33    58.92      76.39
$100,000.01 - $125,000.00    564      63,485,645      3.70      7.752        621     112,563    81.14     93.01    53.45      85.45
$125,000.01 - $150,000.00    583      79,998,619      4.66      7.618        628     137,219    80.63     92.55    46.63      89.33
$150,000.01 - $200,000.00  1,135     199,225,116     11.60      7.412        630     175,529    80.21     91.92    44.76      90.56
$200,000.01 - $250,000.00    862     192,963,401     11.24      7.361        637     223,855    80.34     92.73    33.94      91.04
$250,000.01 - $300,000.00    812     222,869,814     12.98      7.141        641     274,470    80.22     92.64    28.88      93.52
$300,000.01 - $350,000.00    594     192,773,508     11.22      7.114        650     324,535    80.92     93.73    24.64      93.84
$350,000.01 - $400,000.00    426     159,338,262      9.28      7.148        641     374,033    80.22     92.69    24.44      92.94
$400,000.01 - $450,000.00    320     135,871,045      7.91      7.165        648     424,597    81.03     93.23    26.18      94.37
$450,000.01 - $500,000.00    268     127,300,227      7.41      7.030        651     475,001    80.45     93.05    22.42      96.26
$500,000.01 - $550,000.00    134      70,364,707      4.10      7.171        652     525,110    81.13     94.18    30.53      91.73
$550,000.01 - $600,000.00    108      62,091,487      3.62      7.294        641     574,921    81.21     91.16    36.12      95.47
$600,000.01 - $650,000.00     88      55,082,015      3.21      7.123        644     625,932    80.63     90.45    30.92      94.30
$650,000.01 - $700,000.00     28      18,874,872      1.10      7.219        669     674,103    80.13     94.59    32.01      96.32
$700,000.01 & Above           74      58,352,959      3.40      7.534        643     788,554    79.85     87.64    55.81      84.33
Total:                     7,106  $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

2. Current Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Current Rate            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49                  17   $    5,895,640      0.34%     5.388%       662   $ 346,802    73.16%    84.01%   83.87%     99.09%
5.50 - 5.99                 235       70,196,854      4.09      5.787        658     298,710    77.88     90.32    78.66      96.75
6.00 - 6.49                 648      186,419,973     10.85      6.273        658     287,685    78.88     93.17    56.10      97.20
6.50 - 6.99               1,508      432,778,503     25.20      6.753        658     286,988    79.44     94.31    29.79      96.64
7.00 - 7.49               1,448      378,037,314     22.01      7.225        648     261,075    80.15     94.70    21.67      95.67
7.50 - 7.99               1,302      308,797,388     17.98      7.716        630     237,172    80.82     92.01    26.09      92.39
8.00 - 8.49                 722      145,858,729      8.49      8.212        610     202,020    83.21     89.45    38.10      80.55
8.50 - 8.99                 607      108,681,979      6.33      8.698        598     179,048    84.65     88.45    40.07      76.19
9.00 & Above                619       80,779,858      4.70      9.514        592     130,501    85.11     87.30    37.07      60.47
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

3. Credit Score

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Credit Score            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above                 260   $   80,331,033      4.68%     7.016%       763   $ 308,966    80.97%    95.96%   16.17%     84.02%
720 - 739                   268       77,641,243      4.52      6.950        729     289,706    81.15     96.25    14.94      86.56
700 - 719                   385      103,879,432      6.05      6.992        709     269,817    81.13     96.85    12.54      89.66
680 - 699                   612      163,427,115      9.52      6.998        689     267,038    80.99     96.82    14.55      89.19
660 - 679                   758      195,088,568     11.36      7.188        669     257,373    81.07     96.33    19.52      89.31
640 - 659                   987      245,351,407     14.29      7.229        649     248,583    80.56     95.29    22.81      92.98
620 - 639                 1,292      306,257,760     17.83      7.276        629     237,042    80.79     95.41    25.36      92.53
600 - 619                   685      151,089,679      8.80      7.250        609     220,569    81.75     90.48    55.21      90.97
580 - 599                   634      128,307,692      7.47      7.430        589     202,378    81.83     89.14    66.26      91.40
560 - 579                   521      117,141,781      6.82      7.604        570     224,840    80.86     84.58    68.28      95.60
540 - 559                   235       51,719,579      3.01      8.167        551     220,083    80.52     82.13    66.54      94.84
520 - 539                   183       36,428,181      2.12      8.330        529     199,061    73.60     74.06    71.57      94.19
500 - 519                   279       59,552,199      3.47      8.431        507     213,449    73.77     74.36    70.61      98.52
1 - 499                       7        1,230,571      0.07      8.711        495     175,796    78.55     79.49    95.95     100.00
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

4. Lien

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Lien                    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

5. Combined Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Combined Original     Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
LTV                     Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                179   $   35,358,489      2.06%     7.258%       585   $ 197,533    50.26%    50.67%   51.07%     91.25%
60.01 - 70.00               272       65,672,525      3.82      7.296        580     241,443    67.12     67.45    55.50      91.71
70.01 - 80.00             4,954    1,252,234,363     72.91      7.101        649     252,772    79.62     95.70    27.72      96.86
80.01 - 85.00               438      109,825,236      6.39      7.762        612     250,743    84.65     85.67    44.70      80.87
85.01 - 90.00               908      187,004,494     10.89      8.109        635     205,952    89.82     90.88    44.43      61.26
90.01 - 95.00               249       51,885,467      3.02      8.264        615     208,375    94.78     95.10    70.27      88.68
95.01 - 100.00              106       15,465,666      0.90      8.404        628     145,903    99.92     99.92    96.52      93.24
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

6. Combined LTV with Silent2nds

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Combined LTV with     Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Silent2nds              Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                176   $   34,887,438      2.03%     7.260%       585   $ 198,224    50.17%    50.17%   51.20%     91.13%
60.01 - 70.00               267       64,630,984      3.76      7.291        580     242,064    67.11     67.11    56.11      92.31
70.01 - 80.00               875      224,972,227     13.10      7.414        593     257,111    78.00     78.04    52.96      83.91
80.01 - 85.00               388      103,894,050      6.05      7.694        613     267,768    84.54     84.63    44.35      82.93
85.01 - 90.00               813      188,407,755     10.97      7.913        637     231,744    88.63     89.80    42.28      68.57
90.01 - 95.00               348       83,734,534      4.88      7.736        632     240,616    88.58     94.71    54.42      91.40
95.01 - 100.00            4,239    1,016,919,253     59.21      7.105        660     239,896    80.55     99.97    23.67      98.06
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

7. Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Original LTV            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                179   $   35,358,489      2.06%     7.258%       585   $ 197,533    50.26%    50.67%   51.07%     91.25%
60.01 - 70.00               272       65,672,525      3.82      7.296        580     241,443    67.12     67.45    55.50      91.71
70.01 - 80.00             4,954    1,252,234,363     72.91      7.101        649     252,772    79.62     95.70    27.72      96.86
80.01 - 85.00               438      109,825,236      6.39      7.762        612     250,743    84.65     85.67    44.70      80.87
85.01 - 90.00               908      187,004,494     10.89      8.109        635     205,952    89.82     90.88    44.43      61.26
90.01 - 95.00               249       51,885,467      3.02      8.264        615     208,375    94.78     95.10    70.27      88.68
95.01 - 100.00              106       15,465,666      0.90      8.404        628     145,903    99.92     99.92    96.52      93.24
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

8. Documentation

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Documentation           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
STATED DOC                4,097   $1,079,461,517     62.85%     7.390%       659   $ 263,476    80.31%    94.45%    0.00%     91.69%
FULL DOC                  2,792      585,226,438     34.08      7.175        608     209,608    81.06     88.91   100.00      90.51
LIMITED DOC                 217       52,758,285      3.07      7.183        617     243,126    81.90     93.94     0.00      94.47
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

9. Purpose

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Purpose                 Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
PURCHASE                  4,873   $1,150,291,173     66.98%     7.250%       657   $ 236,054    81.38%    97.68%   24.25%     91.87%
CASHOUT REFI              2,094      536,001,762     31.21      7.435        606     255,970    79.05     81.95    53.28      90.14
RATE/TERM REFI              139       31,153,304      1.81      7.427        604     224,124    79.16     85.42    66.24      94.27
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

10. Occupancy

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Occupancy               Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED            6,250   $1,569,282,565     91.37%     7.230%       638   $ 251,085    80.22%    93.12%   33.76%    100.00%
INVESTOR                    793      133,799,445      7.79      8.231        659     168,726    84.42     86.29    35.37       0.00
SECOND HOME                  63       14,364,229      0.84      7.577        648     228,004    87.92     88.20    57.02       0.00
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

11. Property Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Property Type           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY             5,006   $1,198,294,907     69.77%     7.303%       638   $ 239,372    80.45%    92.39%   33.66%     93.13%
PUD                         926      235,316,625     13.70      7.249        633     254,122    80.61     93.24    41.30      96.15
2-4 FAMILY                  515      148,088,698      8.62      7.452        654     287,551    81.22     91.07    27.32      73.31
CONDO                       640      132,905,287      7.74      7.321        652     207,665    81.28     94.31    32.42      87.30
TOWNHOUSE                    19        2,840,723      0.17      7.967        631     149,512    85.42     96.66    39.22      85.42
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

12. State

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
State                   Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CA                        2,298   $  800,580,980     46.61%     7.068%       648   $ 348,382    79.59%    92.49%   25.68%     94.42%
FL                          599      121,240,225      7.06      7.448        639     202,404    80.64     91.41    33.45      89.57
IL                          469       91,547,380      5.33      7.484        640     195,197    80.69     93.48    31.91      90.06
NJ                          256       73,581,428      4.28      7.476        646     287,427    81.04     90.57    28.19      87.01
MD                          286       68,166,492      3.97      7.380        628     238,344    81.07     91.72    38.00      96.27
WA                          304       64,384,710      3.75      7.208        629     211,792    81.46     94.67    49.32      93.98
VA                          216       63,947,727      3.72      7.349        645     296,054    80.32     94.15    27.33      96.25
TX                          414       51,895,581      3.02      7.714        620     125,352    81.34     94.46    51.37      90.92
NY                          136       46,302,078      2.70      7.363        651     340,456    80.18     91.75    18.43      85.43
GA                          213       31,974,441      1.86      7.729        624     150,115    83.07     94.31    58.55      82.54
Other                     1,915      303,825,199     17.69      7.679        626     158,655    82.64     92.35    52.68      84.74
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

13. Zip

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Zip                     Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
94509                        28   $   10,163,015      0.59%     6.930%       662   $ 362,965    80.61%    95.67%   23.14%     96.28%
94565                        25        8,739,981      0.51      6.782        667     349,599    79.94     94.45    22.71      96.45
95206                        27        8,180,858      0.48      6.965        677     302,995    80.30     96.28     6.72      97.62
94531                        17        7,925,859      0.46      7.104        641     466,227    77.00     89.26    17.41     100.00
94605                        18        7,757,269      0.45      6.971        642     430,959    80.14     90.27    20.55      88.15
94591                        19        7,289,012      0.42      7.252        664     383,632    82.12     96.80    44.04      90.66
94541                        15        6,978,518      0.41      7.189        681     465,235    80.99     93.63     6.08      83.23
95122                        14        6,890,627      0.40      7.254        645     492,188    82.36     94.34    22.08     100.00
22193                        22        6,609,248      0.38      7.173        662     300,420    80.83     97.92    21.24     100.00
94544                        15        6,600,201      0.38      7.115        664     440,013    78.74     92.82    15.37      83.75
Other                     6,906    1,640,311,651     95.51      7.322        639     237,520    80.63     92.47    34.74      91.26
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

14. Remaining Months to Maturity

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Remaining Months to   Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Maturity                Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
241 - 360                 3,450   $  683,329,695     39.79%     7.581%       624   $ 198,067    80.66%    89.00%   53.33%     86.71%
361 >=                    3,656    1,034,116,545     60.21      7.132        651     282,855    80.58     94.89    21.36      94.45
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

15. Amortization Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Amortization Type       Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
2 YR ARM                  2,520   $  451,006,556     26.26%     7.834%       607   $ 178,971    80.83%    87.93%   52.80%     85.80%
2 YR ARM 40/40            3,121      904,681,486     52.68      7.111        651     289,869    80.56     95.03    20.18      94.75
2 YR ARM IO                 362      113,953,271      6.64      6.869        674     314,788    80.11     94.15    53.91      91.15
3 YR ARM                    406       74,144,090      4.32      7.582        625     182,621    80.87     88.77    50.37      86.00
3 YR ARM 40/40              535      129,435,059      7.54      7.277        646     241,935    80.73     93.88    29.54      92.33
3 YR ARM IO                  68       20,217,074      1.18      6.674        674     297,310    79.64     87.99    62.29      94.52
5 YR ARM                     46       11,642,851      0.68      6.689        651     253,105    78.94     86.23    73.18      87.62
5 YR ARM IO                  14        3,189,492      0.19      6.846        670     227,821    82.85     84.34    89.66      52.25
6 MO ARM                     34        9,176,363      0.53      7.348        640     269,893    81.13     86.98    38.48      76.02
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

16. Initial Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Initial Periodic Cap    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.51 - 1.00                 428   $  129,045,387      7.51%     6.931%       669   $ 301,508    80.28%    93.37%   53.30%     90.03%
1.51 - 2.00               5,601    1,348,047,866     78.49      7.351        637     240,680    80.64     92.69    30.84      91.79
2.51 - 3.00               1,077      240,352,987     13.99      7.289        642     223,169    80.64     91.28    41.91      89.75
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

17. Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Periodic Cap            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.51 - 1.00               7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

18. Months to Rate Reset

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Months to Rate Reset    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 12                       47   $   10,143,314      0.59%     7.373%       637   $ 215,815    80.80%    86.75%   41.98%     75.21%
13 - 24                   5,990    1,468,674,361     85.52      7.314        640     245,188    80.61     92.79    32.78      91.74
25 - 36                   1,009      223,796,222     13.03      7.324        642     221,800    80.68     91.65    39.40      90.43
49 >=                        60       14,832,342      0.86      6.723        655     247,206    79.78     85.82    76.72      80.02
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

19. Life Maximum Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Life Maximum Rate       Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
11.01 - 11.50                23   $    7,461,499      0.43%     5.411%       663   $ 324,413    73.98%    84.60%   78.57%     99.28%
11.51 - 12.00               255       77,161,786      4.49      5.817        659     302,595    78.00     90.44    80.26      97.04
12.01 - 12.50               707      202,130,290     11.77      6.311        659     285,899    79.09     93.27    53.64      96.96
12.51 - 13.00             1,574      448,036,921     26.09      6.789        658     284,649    79.36     94.29    28.33      96.79
13.01 - 13.50             1,449      376,016,144     21.89      7.276        646     259,500    80.26     94.62    22.17      95.35
13.51 - 14.00             1,214      286,377,173     16.67      7.759        628     235,896    80.91     91.75    26.84      92.16
14.01 - 14.50               721      144,058,261      8.39      8.261        610     199,803    83.39     89.40    36.95      79.65
14.51 - 15.00               585      100,930,783      5.88      8.741        599     172,531    84.97     88.61    40.98      73.03
15.01 & Above               578       75,273,382      4.38      9.551        591     130,231    85.02     87.16    36.24      61.70
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

20. Margin

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Margin                  Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
4.50 - 4.99               6,602   $1,595,155,942     92.88%     7.256%       645   $ 241,617    80.89%    93.46%   32.34%     91.08%
5.00 - 5.49                   1          179,303      0.01      9.050        737     179,303    90.00     90.00     0.00       0.00
5.50 - 5.99                 298       69,577,050      4.05      8.051        560     233,480    78.90     79.92    64.73      93.09
6.00 - 6.49                   1          774,092      0.05      6.775        616     774,092    80.00     95.00   100.00     100.00
6.50 - 6.99                 204       51,759,852      3.01      8.002        582     253,725    74.32     81.29    45.54      98.15
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

21. Interest Only

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Interest Only           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
N                         6,662   $1,580,086,404     92.00%     7.351%       637   $ 237,179    80.66%    92.51%   32.17%     91.43%
Y                           444      137,359,836      8.00      6.840        674     309,369    80.11     93.01    55.97      90.74
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

22. UNITS

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
UNITS                   Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         6,591   $1,569,357,542     91.38%     7.297%       639   $ 238,106    80.56%    92.69%   34.71%     93.08%
2                           426      117,984,047      6.87      7.393        654     276,958    81.28     93.33    23.49      81.06
3                            62       19,312,601      1.12      7.603        653     311,494    80.19     81.51    42.15      51.74
4                            27       10,792,050      0.63      7.824        653     399,706    82.52     83.49    42.70      27.16
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

23. CITY

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
CITY                    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CHICAGO                     187   $   39,312,188      2.29%     7.421%       644   $ 210,226    81.28%    94.32%   29.70%     85.13%
SACRAMENTO                  124       34,081,478      1.98      7.034        644     274,851    80.83     94.02    29.60      94.84
LOS ANGELES                  98       37,041,757      2.16      7.107        636     377,977    77.94     88.82    29.90      93.45
SAN JOSE                     95       43,997,758      2.56      7.156        643     463,134    80.06     92.31    19.93      97.61
STOCKTON                     93       26,733,147      1.56      7.034        655     287,453    79.14     91.92    24.57      93.33
Other                     6,509    1,536,279,911     89.45      7.328        640     236,024    80.70     92.58    34.96      91.19
Total:                    7,106   $1,717,446,240    100.00%     7.311%       640   $ 241,690    80.61%    92.55%   34.08%     91.37%

FIXED

1. Current Principal Balance

                                                  Pct. Of    Weighted  Weighted                          Comb
                           Number                 Pool By      Avg.      Avg.        Avg.                LTV       Pct.      Pct.
                             of     Principal    Principal    Gross    Current     Principal   Comb     (incld.    Full     Owner
Current Principal Balance   Loans    Balance      Balance     Coupon     FICO       Balance    LTV        SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00            932  $ 29,473,240      15.24%    11.096%       614   $  31,624    97.62%    98.25%   74.91%     97.55%
$50,000.01 - $75,000.00       344    21,308,134      11.02     10.485        641      61,942    95.78     97.56    51.19      94.74
$75,000.01 - $100,000.00      289    24,930,713      12.89      9.810        637      86,265    91.71     95.28    61.93      92.16
$100,000.01 - $125,000.00     134    14,985,492       7.75      8.976        638     111,832    86.62     92.72    56.50      95.73
$125,000.01 - $150,000.00     102    13,879,096       7.18      8.313        635     136,070    81.80     87.46    58.30      95.16
$150,000.01 - $200,000.00     125    21,563,287      11.15      7.827        635     172,506    78.89     83.10    60.09      95.72
$200,000.01 - $250,000.00      59    13,264,961       6.86      7.102        648     224,830    75.13     81.76    65.85      90.06
$250,000.01 - $300,000.00      47    12,831,579       6.64      7.101        633     273,012    77.55     81.61    68.10      93.43
$300,000.01 - $350,000.00      25     8,160,604       4.22      6.869        648     326,424    74.28     80.96    55.56      96.21
$350,000.01 - $400,000.00      23     8,754,580       4.53      6.739        669     380,634    76.09     80.71    56.97      95.49
$400,000.01 - $450,000.00      15     6,267,861       3.24      6.867        641     417,857    76.92     83.58    79.61      86.54
$450,000.01 - $500,000.00      10     4,797,625       2.48      6.973        645     479,762    76.95     76.95    60.47      89.80
$500,000.01 - $550,000.00       7     3,661,162       1.89      6.583        662     523,023    81.51     85.31    70.75      85.71
$550,000.01 - $600,000.00       7     3,941,988       2.04      6.511        688     563,141    84.32     85.49   100.00     100.00
$600,000.01 - $650,000.00       4     2,535,139       1.31      7.133        628     633,785    82.11     82.11    74.53     100.00
$650,000.01 - $700,000.00       2     1,315,274       0.68      6.948        674     657,637    65.04     65.04    50.14      50.14
$700,000.01 & Above             2     1,696,352       0.88      6.961        597     848,176    75.87     75.87   100.00     100.00
Total:                      2,127  $193,367,087     100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

2. Current Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV        Pct.     Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.      Full    Owner
Current Rate             Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
6.00 - 6.49                  94   $ 26,078,643       13.49%     6.272%       658   $ 277,432    72.83%    76.53%   87.56%     96.49%
6.50 - 6.99                 134     30,613,353       15.83      6.732        654     228,458    77.19     84.13    82.33      95.22
7.00 - 7.49                  93     18,687,964        9.66      7.234        634     200,946    76.58     81.16    67.82      89.63
7.50 - 7.99                 140     21,651,133       11.20      7.712        631     154,651    77.16     84.10    51.87      87.88
8.00 - 8.49                  86     11,359,323        5.87      8.204        627     132,085    82.33     88.28    49.14      89.78
8.50 - 8.99                 146     11,740,209        6.07      8.724        645      80,412    86.02     90.52    47.77      85.79
9.00 & Above              1,434     73,236,462       37.87     11.086        627      51,071    98.29     98.78    55.26      97.76
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

3. Credit Score

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV        Pct.     Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.      Full    Owner
Credit Score             Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)         Doc   Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above                  66   $  6,997,723        3.62%     7.977%       764   $ 106,026    86.53%    92.93%   39.06%     84.69%
720 - 739                    79      8,925,864        4.62      7.925        730     112,986    88.80     91.78    44.05      94.44
700 - 719                   105     10,546,980        5.45      8.306        709     100,447    89.19     92.95    32.74      84.51
680 - 699                   198     22,792,101       11.79      7.986        688     115,112    86.91     91.15    39.70      95.53
660 - 679                   142     17,998,111        9.31      7.629        670     126,747    82.55     87.25    46.37      85.02
640 - 659                   142     18,268,761        9.45      7.984        649     128,653    79.71     86.59    58.27      91.63
620 - 639                   198     23,729,103       12.27      8.107        628     119,844    82.06     87.67    58.28      96.12
600 - 619                   278     25,595,837       13.24      8.918        609      92,071    85.96     88.48    79.75      99.27
580 - 599                   608     35,163,174       18.18     10.258        589      57,834    90.48     92.34    91.48      98.90
560 - 579                   256     16,020,626        8.29      9.835        574      62,581    87.47     88.60    83.07      92.55
540 - 559                    32      4,523,084        2.34      8.163        548     141,346    71.20     71.40    77.93      94.72
520 - 539                    15      1,948,641        1.01      8.511        529     129,909    66.74     67.33    83.17      98.17
500 - 519                     8        857,084        0.44      8.912        506     107,135    74.17     74.17    68.62     100.00
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

4. Lien

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Lien                     Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                           707   $121,841,827       63.01%     7.286%       641   $ 172,336    77.01%    82.76%   69.03%     90.67%
2                         1,420     71,525,260       36.99     11.068        632      50,370    99.62     99.62    55.23      99.95
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

5. Combined Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Combined Original LTV    Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                 67   $ 11,584,479        5.99%     7.085%       621   $ 172,903    48.71%    50.04%   62.16%     83.25%
60.01 - 70.00                54      9,975,297        5.16      7.074        622     184,728    65.68     65.80    63.35      87.40
70.01 - 80.00               402     71,635,142       37.05      7.161        644     178,197    78.39     87.74    68.21      95.46
80.01 - 85.00                45      8,526,335        4.41      7.431        641     189,474    84.29     84.43    75.30      86.19
85.01 - 90.00               120     16,965,599        8.77      7.939        650     141,380    89.70     90.37    75.86      78.59
90.01 - 95.00                74      5,735,278        2.97      9.354        646      77,504    94.80     95.16    60.34      97.81
95.01 - 100.00            1,365     68,944,958       35.65     11.053        632      50,509    99.92     99.92    55.81      99.97
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

6. Combined LTV with Silent2nds

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
Combined LTV with         of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Silent2nds               Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                 65   $ 11,392,832        5.89%     7.038%       620   $ 175,274    49.20%    49.20%   62.45%     82.97%
60.01 - 70.00                53      9,929,267        5.13      7.069        622     187,345    65.68     65.68    63.18      87.35
70.01 - 80.00               166     36,465,306       18.86      7.042        634     219,671    76.85     76.85    71.55      91.07
80.01 - 85.00                44      8,447,518        4.37      7.430        641     191,989    84.28     84.28    75.07      87.00
85.01 - 90.00               106     16,662,648        8.62      7.798        650     157,195    89.11     89.63    77.08      83.26
90.01 - 95.00                87      8,973,186        4.64      8.451        649     103,140    88.95     94.40    63.68      96.83
95.01 - 100.00            1,606    101,496,330       52.49      9.889        639      63,198    93.57     99.92    58.36      99.23
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

7. Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Original LTV             Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00              1,487   $ 83,109,739       42.98%    10.513%       631   $  55,891    92.52%    92.71%   56.19%     97.62%
60.01 - 70.00                54      9,975,297        5.16      7.074        622     184,728    65.68     65.80    63.35      87.40
70.01 - 80.00               402     71,635,142       37.05      7.161        644     178,197    78.39     87.74    68.21      95.46
80.01 - 85.00                44      8,511,978        4.40      7.424        641     193,454    84.29     84.43    75.43      86.17
85.01 - 90.00               106     16,192,416        8.37      7.772        651     152,759    89.73     90.44    76.97      77.57
90.01 - 95.00                23      3,263,796        1.69      8.182        654     141,904    94.78     95.41    66.31      96.63
95.01 - 100.00               11        678,720        0.35      9.410        634      61,702   100.00    100.00   100.00     100.00
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

8. Documentation

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Documentation            Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
FULL DOC                  1,407   $123,607,147       63.92%     8.551%       622   $  87,852    84.62%    88.26%  100.00%     93.81%
STATED DOC                  623     63,240,296       32.70      8.825        667     101,509    85.76     89.52     0.00      94.06
LIMITED DOC                  97      6,519,644        3.37      9.862        639      67,213    95.70     97.89     0.00     100.00
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

9. Purpose

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Purpose                  Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
PURCHASE                  1,484   $ 99,633,109       51.53%     9.699%       642   $  67,138    92.82%    97.55%   56.97%     96.90%
CASHOUT REFI                579     84,286,749       43.59      7.639        634     145,573    77.71     79.88    70.21      91.34
RATE/TERM REFI               64      9,447,229        4.89      7.322        627     147,613    75.09     80.10    81.18      89.19
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

10. Occupancy

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Occupancy                Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED            2,034   $181,960,123       94.10%     8.732%       636   $  89,459    85.86%    89.66%   63.73%    100.00%
INVESTOR                     84     10,243,547        5.30      8.016        662     121,947    76.80     77.66    63.66       0.00
SECOND HOME                   9      1,163,417        0.60      7.198        697     129,269    84.72     84.72    96.94       0.00
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

11. Property Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Property Type            Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY             1,543   $140,857,613       72.84%     8.614%       635   $  91,288    84.53%    87.99%   65.32%     95.30%
PUD                         256     23,028,430       11.91      8.812        634      89,955    87.45     93.02    69.13      98.14
2-4 FAMILY                  153     17,781,247        9.20      8.626        661     116,217    85.92     88.75    46.88      81.34
CONDO                       169     10,889,794        5.63      9.487        641      64,437    91.35     93.91    61.21      90.46
TOWNHOUSE                     6        810,003        0.42      7.922        639     135,000    79.99     89.04    83.87     100.00
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

12. State

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
State                    Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CA                          419   $ 58,981,274       30.50%     8.623%       645   $ 140,767    84.09%    85.32%   56.53%     94.87%
FL                          194     17,782,486        9.20      8.716        625      91,662    84.08     86.91    57.84      95.74
TX                          176     15,569,495        8.05      7.962        627      88,463    79.99     89.96    68.53      93.47
IL                          234     14,103,955        7.29      9.472        643      60,273    91.40     96.50    60.75      98.20
NY                           64     10,648,661        5.51      8.075        641     166,385    80.31     83.75    52.72      89.90
WA                          110      8,395,643        4.34      8.897        630      76,324    87.05     91.86    80.39      99.76
GA                          122      7,912,018        4.09      8.875        641      64,853    89.19     93.93    72.16      92.30
NJ                           81      7,014,682        3.63      9.184        658      86,601    92.10     93.83    42.68      98.82
OR                           50      5,484,546        2.84      8.330        626     109,691    82.97     89.29    74.37     100.00
MD                           31      5,276,943        2.73      7.468        664     170,224    81.42     84.67    71.32      83.45
Other                       646     42,197,385       21.82      8.953        630      65,321    87.58     91.68    75.44      91.24
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

13. Zip

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Zip                      Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
94509                        10   $  1,195,687        0.62%     9.853%       642   $ 119,569    93.32%    93.32%   36.77%    100.00%
95404                         2      1,117,125        0.58      6.722        720     558,562    82.66     82.66    53.16      53.16
97405                         1        892,506        0.46      6.700        612     892,506    74.50     74.50   100.00     100.00
90066                         1        803,846        0.42      7.250        580     803,846    77.40     77.40   100.00     100.00
95757                         3        786,112        0.41      7.057        674     262,037    74.37     74.37    94.97     100.00
60605                         2        781,668        0.40      6.620        644     390,834    80.00     94.66   100.00     100.00
93277                         4        709,780        0.37      7.240        630     177,445    82.48     82.48   100.00     100.00
94591                         3        697,986        0.36      7.383        641     232,662    83.09     83.09   100.00     100.00
94577                         3        684,764        0.35      7.950        643     228,255    91.63     91.63     0.00     100.00
95621                         4        681,405        0.35      7.790        615     170,351    86.08     86.08   100.00     100.00
Other                     2,094    185,016,209       95.68      8.737        637      88,355    85.48     89.21    63.38      94.12
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

14. Remaining Months to Maturity

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
Remaining Months          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
to Maturity              Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 180                      44   $  3,213,834        1.66%     8.150%       641   $  73,042    73.43%    74.95%   64.62%     92.90%
181 - 240                    29      1,603,585        0.83     10.131        645      55,296    92.22     92.22    42.72      95.59
241 - 360                 1,921    157,205,675       81.30      8.976        636      81,835    87.10     90.25    64.86      95.10
361 >=                      133     31,343,993       16.21      7.204        647     235,669    77.58     83.98    60.26      89.15
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

15. Amortization Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Amortization Type        Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
15 YR FIXED                  44   $  3,213,834        1.66%     8.150%       641   $  73,042    73.43%    74.95%   64.62%     92.90%
20 YR FIXED                  29      1,603,585        0.83     10.131        645      55,296    92.22     92.22    42.72      95.59
30 YR FIXED               1,921    157,205,675       81.30      8.976        636      81,835    87.10     90.25    64.86      95.10
40 YR FIXED                 133     31,343,993       16.21      7.204        647     235,669    77.58     83.98    60.26      89.15
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

16. Initial Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Initial Periodic Cap     Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0.00                   2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

17. Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Periodic Cap             Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0.00                   2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

18. Months to Rate Reset

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Months to Rate Reset     Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0                      2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

19. Life Maximum Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Life Maximum Rate        Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
9.00 & Below              2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

20. Margin

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Margin                   Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.99 & Below              2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

21. Interest Only

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
Interest Only            Loans      Balance       Balance     Coupon      FICO      Balance     LTV      SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
N                         2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

22. UNITS

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
UNITS                    Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         1,974   $175,585,840       90.80%     8.691%       635   $  88,949    85.31%    89.02%   65.65%     95.39%
2                           140     14,840,785        7.67      8.840        658     106,006    88.79     92.19    44.94      92.15
3                             5        886,268        0.46      7.386        673     177,254    67.15     67.15    72.51      27.49
4                             8      2,054,194        1.06      7.620        676     256,774    73.24     73.24    49.84      26.46
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

23. CITY

                                                  Pct. Of    Weighted   Weighted                         Comb
                        Number                    Pool By      Avg.       Avg.       Avg.                LTV       Pct.      Pct.
                          of       Principal     Principal    Gross     Current    Principal    Comb   (incld.     Full     Owner
CITY                     Loans      Balance       Balance     Coupon      FICO      Balance      LTV     SS)        Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CHICAGO                      85   $  6,085,061        3.15%     9.076%       655   $  71,589    90.22%    95.66%   60.94%     97.25%
MIAMI                        27      2,946,253        1.52      8.475        626     109,120    85.51     90.09    63.25     100.00
LOS ANGELES                  22      4,672,522        2.42      7.962        662     212,387    84.01     84.01    36.21     100.00
HOUSTON                      21      2,033,152        1.05      7.824        635      96,817    77.42     84.75    64.13      97.48
AURORA                       19      1,067,115        0.55      9.849        644      56,164    90.65     99.88    40.64     100.00
Other                     1,953    176,562,984       91.31      8.697        637      90,406    85.30     88.86    64.91      93.66
Total:                    2,127   $193,367,087      100.00%     8.685%       638   $  90,911    85.37%    89.00%   63.92%     94.10%

GROUP 1

1. Current Principal Balance

                                                  Pct. Of    Weighted   Weighted                         Comb
                           Number                 Pool By      Avg.       Avg.       Avg.                LTV      Pct.       Pct.
                             of     Principal    Principal    Gross     Current    Principal    Comb   (incld.    Full      Owner
Current Principal Balance   Loans    Balance      Balance     Coupon      FICO      Balance      LTV     SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00            278  $ 11,851,714       1.60%     9.156%       615   $  42,632    82.01%    88.24%   63.54%     63.60%
$50,000.01 - $75,000.00       419    26,658,944       3.59      8.893        620      63,625    82.29     91.83    54.05      64.39
$75,000.01 - $100,000.00      585    51,489,676       6.93      7.962        623      88,017    81.39     91.28    62.94      75.39
$100,000.01 - $125,000.00     556    62,310,062       8.39      7.767        619     112,068    80.85     91.45    58.40      84.15
$125,000.01 - $150,000.00     540    74,113,237       9.98      7.607        625     137,247    80.02     90.06    54.27      87.58
$150,000.01 - $200,000.00     945   165,290,565      22.25      7.432        624     174,911    79.62     88.67    54.57      88.06
$200,000.01 - $250,000.00     571   127,281,326      17.14      7.365        628     222,910    79.44     87.81    46.10      85.38
$250,000.01 - $300,000.00     475   129,955,973      17.50      7.224        626     273,592    79.75     86.69    44.06      88.23
$300,000.01 - $350,000.00     218    69,190,650       9.31      7.169        643     317,388    80.47     87.86    39.42      86.87
$350,000.01 - $400,000.00      24     8,927,326       1.20      7.565        624     371,972    81.36     83.36    41.60      58.07
$400,000.01 - $450,000.00      19     7,915,323       1.07      7.198        656     416,596    78.40     82.61    42.26      62.85
$450,000.01 - $500,000.00      12     5,711,509       0.77      6.999        624     475,959    78.86     81.38    41.51      67.16
$500,000.01 - $550,000.00       4     2,103,035       0.28      7.871        690     525,759    82.32     82.32    75.30       0.00
Total:                      4,646  $742,799,340     100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

2. Current Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Current Rate            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49                   6  $   1,422,952        0.19%     5.366%       665   $ 237,159    65.42%    72.94%   75.25%     96.25%
5.50 - 5.99                 121     25,042,132        3.37      5.789        652     206,960    76.47     85.50    87.16      93.87
6.00 - 6.49                 372     76,082,802       10.24      6.266        642     204,524    76.68     86.67    75.82      93.82
6.50 - 6.99                 766    149,435,901       20.12      6.743        645     195,086    77.93     89.27    55.05      92.73
7.00 - 7.49                 783    140,024,561       18.85      7.238        634     178,831    79.20     90.19    40.95      92.14
7.50 - 7.99                 837    132,513,875       17.84      7.721        620     158,320    79.92     88.45    41.36      87.45
8.00 - 8.49                 575     84,850,641       11.42      8.219        612     147,566    83.48     88.69    48.48      70.65
8.50 - 8.99                 570     75,090,090       10.11      8.709        600     131,737    83.42     87.59    45.58      69.88
9.00 & Above                616     58,336,385        7.85      9.602        598      94,702    85.40     88.24    42.91      54.36
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

3. Credit Score

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Credit Score            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above                 117  $  19,902,187        2.68%     7.244%       765   $ 170,104    81.87%    90.00%   28.71%     61.23%
720 - 739                   133     24,313,656        3.27      7.235        728     182,809    82.56     93.70    20.80      70.21
700 - 719                   208     37,065,959        4.99      7.242        709     178,202    81.80     94.53    22.44      77.90
680 - 699                   338     63,390,785        8.53      7.183        689     187,547    81.58     93.09    30.41      72.48
660 - 679                   425     69,557,375        9.36      7.396        669     163,664    81.71     92.58    31.89      75.74
640 - 659                   566     86,001,087       11.58      7.443        649     151,945    80.26     92.27    36.04      84.03
620 - 639                   787    121,925,422       16.41      7.471        629     154,924    81.12     92.10    38.25      84.11
600 - 619                   525     82,416,646       11.10      7.331        609     156,984    80.86     87.88    67.42      86.21
580 - 599                   538     80,665,330       10.86      7.459        589     149,936    80.06     87.48    77.56      88.95
560 - 579                   409     63,370,266        8.53      7.699        570     154,940    80.01     84.18    76.59      95.10
540 - 559                   201     31,740,588        4.27      8.046        550     157,913    76.96     78.04    70.67      92.09
520 - 539                   164     23,844,742        3.21      8.362        529     145,395    72.63     73.39    76.55      93.38
500 - 519                   229     37,760,678        5.08      8.465        507     164,894    72.77     73.46    76.97      97.67
1 - 499                       6        844,619        0.11      8.944        493     140,770    77.89     79.26    94.09     100.00
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

4. Lien

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Lien                    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

5. Combined Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Combined              Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Original LTV            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                214  $  35,434,668        4.77%     7.247%       591   $ 165,583    49.36%    49.62%   55.74%     90.35%
60.01 - 70.00               261     46,728,095        6.29      7.314        582     179,035    66.89     67.29    59.98      90.66
70.01 - 80.00             2,730    443,412,551       59.69      7.249        632     162,422    79.31     92.89    45.57      93.47
80.01 - 85.00               348     61,348,518        8.26      7.884        617     176,289    84.62     85.61    53.33      68.27
85.01 - 90.00               791    112,669,681       15.17      8.214        642     142,440    89.81     91.22    51.01      48.89
90.01 - 95.00               204     32,747,616        4.41      8.326        615     160,528    94.72     95.15    77.68      85.18
95.01 - 100.00               98     10,458,211        1.41      8.660        630     106,716    99.93     99.93    94.86      97.10
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

6. Combined LTV with Silent2nds

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Combined LTV with     Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Silent2nds              Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                212  $  35,153,068        4.73%     7.243%       591   $ 165,816    49.38%    49.38%   55.38%     90.28%
60.01 - 70.00               256     46,023,435        6.20      7.317        581     179,779    66.88     66.88    60.40      91.54
70.01 - 80.00               763    135,716,892       18.27      7.463        594     177,873    77.76     77.79    62.26      80.92
80.01 - 85.00               304     57,062,931        7.68      7.816        618     187,707    84.59     84.59    54.14      70.46
85.01 - 90.00               662    102,838,476       13.84      8.033        640     155,345    89.10     89.77    51.33      56.72
90.01 - 95.00               258     44,020,488        5.93      7.914        627     170,622    90.31     94.62    67.42      85.59
95.01 - 100.00            2,191    321,984,051       43.35      7.330        648     146,958    81.26     99.95    40.46      94.40
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

7. Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Original LTV            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                214  $  35,434,668        4.77%     7.247%       591   $ 165,583    49.36%    49.62%   55.74%     90.35%
60.01 - 70.00               261     46,728,095        6.29      7.314        582     179,035    66.89     67.29    59.98      90.66
70.01 - 80.00             2,730    443,412,551       59.69      7.249        632     162,422    79.31     92.89    45.57      93.47
80.01 - 85.00               348     61,348,518        8.26      7.884        617     176,289    84.62     85.61    53.33      68.27
85.01 - 90.00               791    112,669,681       15.17      8.214        642     142,440    89.81     91.22    51.01      48.89
90.01 - 95.00               204     32,747,616        4.41      8.326        615     160,528    94.72     95.15    77.68      85.18
95.01 - 100.00               98     10,458,211        1.41      8.660        630     106,716    99.93     99.93    94.86      97.10
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

8. Documentation

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Documentation           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
FULL DOC                  2,489  $ 375,386,753       50.54%     7.349%       605   $ 150,818    80.32%    86.75%  100.00%     86.55%
STATED DOC                2,044    348,730,251       46.95      7.713        651     170,612    79.78     90.31     0.00      80.81
LIMITED DOC                 113     18,682,337        2.52      7.293        602     165,330    81.65     92.26     0.00      91.88
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

9. Purpose

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Purpose                 Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
PURCHASE                  2,560  $ 365,560,228       49.21%     7.575%       647   $ 142,797    82.49%    96.75%   39.45%     79.85%
CASHOUT REFI              1,934    352,209,342       47.42      7.465        607     182,114    77.76     80.37    60.76      87.62
RATE/TERM REFI              152     25,029,770        3.37      7.473        600     164,670    78.14     84.15    68.58      93.31
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

10. Occupancy

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Occupancy               Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED            3,781  $ 623,865,750       83.99%     7.382%       621   $ 165,000    79.24%    88.92%   52.08%    100.00%
INVESTOR                    807    108,653,012       14.63      8.278        656     134,638    84.11     86.30    40.80       0.00
SECOND HOME                  58     10,280,578        1.38      7.786        653     177,251    89.96     90.35    59.81       0.00
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

11. Property Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Property Type           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY             3,336  $ 506,930,966       68.25%     7.550%       622   $ 151,958    79.80%    87.87%   52.55%     86.58%
PUD                         552    100,149,992       13.48      7.321        625     181,431    80.48     92.11    51.23      94.93
2-4 FAMILY                  330     68,165,581        9.18      7.622        643     206,562    80.64     85.28    44.83      51.94
CONDO                       414     65,809,129        8.86      7.467        645     158,959    81.23     91.74    39.87      80.74
TOWNHOUSE                    14      1,743,672        0.23      7.861        627     124,548    82.08     92.29    50.67      76.25
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

12. State

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
State                   Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CA                          677  $ 159,019,694       21.41%     7.101%       627   $ 234,889    75.27%    81.18%   43.54%     83.52%
FL                          396     62,796,869        8.45      7.617        628     158,578    79.90     85.94    42.11      81.80
IL                          359     58,843,247        7.92      7.493        631     163,909    81.00     92.02    44.87      86.19
WA                          251     46,850,143        6.31      7.141        628     186,654    80.96     93.02    59.62      93.21
MD                          220     41,981,735        5.65      7.456        624     190,826    81.46     91.10    44.36      94.64
TX                          404     38,356,309        5.16      7.984        616      94,941    80.81     92.39    60.68      86.11
NJ                          147     33,590,774        4.52      7.552        634     228,509    80.65     85.15    45.39      78.83
VA                          127     27,371,715        3.68      7.425        647     215,525    79.35     92.59    26.69      95.57
GA                          208     25,895,194        3.49      7.853        627     124,496    83.72     93.44    60.48      76.09
CO                          151     24,811,212        3.34      7.216        627     164,313    81.82     94.10    61.91      91.67
Other                     1,706    223,282,449       30.06      7.808        623     130,881    82.20     90.40    58.17      79.47
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

13. Zip

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Zip                     Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
22193                        14  $   3,925,128        0.53%     7.143%       670   $ 280,366    80.34%    97.55%   20.38%    100.00%
95823                        16      3,448,189        0.46      7.115        602     215,512    78.91     82.89    45.99      80.21
22191                        11      2,737,719        0.37      7.237        645     248,884    75.77     91.30     9.11     100.00
95828                         9      2,332,937        0.31      6.823        652     259,215    82.25     97.75    32.72      89.40
94603                         8      2,319,309        0.31      6.953        666     289,914    75.47     82.94    38.63      67.39
94565                         8      2,276,929        0.31      6.514        671     284,616    73.94     84.10    49.24      72.79
60629                        12      2,187,214        0.29      7.413        650     182,268    79.53     97.16    17.78      90.59
22192                         8      2,102,488        0.28      7.346        673     262,811    80.00    100.00     0.00     100.00
95210                         9      2,101,282        0.28      7.204        619     233,476    74.03     79.72    31.51      85.84
98682                        12      2,093,492        0.28      6.791        633     174,458    82.48     95.34    77.11      81.04
Other                     4,539    717,274,654       96.56      7.535        626     158,025    80.16     88.47    51.21      83.87
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

14. Remaining Months to Maturity

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Remaining Months to   Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Maturity                Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 180                      28  $   2,174,098        0.29%     7.798%       629   $  77,646    64.13%    65.07%   75.88%     89.50%
181 - 240                     4        221,698        0.03      7.949        607      55,424    52.20     52.20   100.00      77.15
241 - 360                 2,925    419,895,184       56.53      7.727        616     143,554    79.98     86.08    62.44      81.36
361 >=                    1,689    320,508,360       43.15      7.245        640     189,762    80.38     91.98    34.74      87.40
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

15. Amortization Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Amortization Type       Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
15 YR FIXED                  28  $   2,174,098        0.29%     7.798%       629   $  77,646    64.13%    65.07%   75.88%     89.50%
2 YR ARM                  1,916    260,919,688       35.13      7.948        603     136,179    80.41     86.50    59.15      80.80
2 YR ARM 40/40            1,295    250,131,702       33.67      7.210        640     193,152    80.40     92.29    32.29      87.88
2 YR ARM IO                 147     32,843,183        4.42      6.957        661     223,423    79.40     87.22    71.14      73.12
20 YR FIXED                   4        221,698        0.03      7.949        607      55,424    52.20     52.20   100.00      77.15
3 YR ARM                    317     47,409,187        6.38      7.677        620     149,556    81.39     88.05    55.69      82.15
3 YR ARM 40/40              303     54,252,869        7.30      7.358        643     179,052    81.44     93.34    38.35      85.86
3 YR ARM IO                  38      8,432,638        1.14      6.549        675     221,912    80.24     85.13    71.06      91.90
30 YR FIXED                 446     59,407,913        8.00      7.483        630     133,202    76.56     81.77    74.05      89.54
40 YR FIXED                  91     16,123,790        2.17      7.404        639     177,185    76.51     82.72    60.66      85.19
5 YR ARM                     30      4,939,552        0.66      6.854        646     164,652    80.69     85.86    83.61      79.73
5 YR ARM IO                  12      2,459,834        0.33      6.978        668     204,986    83.50     85.43   100.00      38.09
6 MO ARM                     19      3,483,190        0.47      7.819        648     183,326    88.22     93.73    42.95      58.16
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

16. Initial Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Initial Periodic Cap    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0.00                     569  $  77,927,498       10.49%     7.477%       632   $ 136,955    76.14%    81.42%   71.40%     88.60%
0.51 - 1.00                 191     38,981,083        5.25      7.092        655     204,089    80.21     87.62    68.36      72.13
1.51 - 2.00               3,181    507,156,750       68.28      7.585        621     159,433    80.40     89.36    45.86      84.31
2.51 - 3.00                 705    118,734,009       15.98      7.404        636     168,417    81.37     90.11    50.94      83.50
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

17. Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Periodic Cap            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0.00                     569  $  77,927,498       10.49%     7.477%       632   $ 136,955    76.14%    81.42%   71.40%     88.60%
0.51 - 1.00               4,077    664,871,842       89.51      7.524        626     163,079    80.56     89.39    48.09      83.45
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

18. Months to Rate Reset

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Months to Rate Reset    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0                        569  $  77,927,498       10.49%     7.477%       632   $ 136,955    76.14%    81.42%   71.40%     88.60%
1 - 12                       30      4,058,729        0.55      7.940        637     135,291    86.51     91.24    51.04      56.36
13 - 24                   3,347    543,319,034       73.14      7.548        623     162,330    80.35     89.22    47.46      83.63
25 - 36                     658    110,094,694       14.82      7.434        635     167,317    81.33     90.43    48.32      84.72
49 >=                        42      7,399,386        1.00      6.895        653     176,176    81.62     85.72    89.06      65.88
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

19. Life Maximum Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Life Maximum Rate       Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
9.00 & Below                569  $  77,927,498       10.49%     7.477%       632   $ 136,955    76.14%    81.42%   71.40%     88.60%
11.01 - 11.50                10      2,215,903        0.30      5.414        669     221,590    69.33     77.19    74.29      97.59
11.51 - 12.00               131     27,552,193        3.71      5.822        653     210,322    76.68     85.56    85.87      94.43
12.01 - 12.50               346     69,601,782        9.37      6.311        641     201,161    78.33     89.35    73.17      93.24
12.51 - 13.00               692    136,004,556       18.31      6.785        644     196,538    78.27     90.54    48.06      93.16
13.01 - 13.50               711    126,970,436       17.09      7.287        632     178,580    79.81     91.06    38.16      91.58
13.51 - 14.00               694    112,881,678       15.20      7.763        619     162,654    80.48     89.14    38.35      86.82
14.01 - 14.50               507     75,145,945       10.12      8.265        610     148,217    83.61     88.90    48.33      67.75
14.51 - 15.00               480     65,249,765        8.78      8.749        600     135,937    84.04     87.72    44.67      65.16
15.01 & Above               506     49,249,583        6.63      9.633        595      97,331    85.60     88.23    42.54      55.49
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

20. Margin

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Margin                  Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.99 & Below                569  $  77,927,498       10.49%     7.477%       632   $ 136,955    76.14%    81.42%   71.40%     88.60%
4.50 - 4.99               3,734    603,929,521       81.30      7.467        633     161,738    81.15     90.80    45.84      82.62
5.00 - 5.49                   1        179,303        0.02      9.050        737     179,303    90.00     90.00     0.00       0.00
5.50 - 5.99                 221     38,108,361        5.13      8.123        555     172,436    77.15     77.95    69.12      89.70
6.50 - 6.99                 121     22,654,657        3.05      8.028        552     187,229    70.54     71.07    73.12      95.77
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

21. Interest Only

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Interest Only           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
N                         4,449  $ 699,063,685       94.11%     7.559%       624   $ 157,128    80.12%    88.67%   49.15%     84.57%
Y                           197     43,735,655        5.89      6.879        664     222,008    79.80     86.71    72.75      74.77
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

22. UNITS

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
UNITS                   Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         4,316  $ 674,633,759       90.82%     7.509%       625   $ 156,310    80.04%    88.89%   51.11%     87.23%
2                           249     46,609,566        6.27      7.626        640     187,187    81.28     87.64    42.83      59.09
3                            55     14,410,409        1.94      7.491        647     262,007    78.06     78.71    44.49      45.13
4                            26      7,145,607        0.96      7.859        660     274,831    81.68     83.15    58.51      19.07
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

23. CITY

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
CITY                    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CHICAGO                     133  $  24,305,133        3.27%     7.506%       636   $ 182,745    81.04%    90.93%   39.48%     76.69%
DETROIT                      73      5,549,287        0.75      8.924        636      76,018    87.27     94.49    41.42      27.55
SACRAMENTO                   58     13,579,502        1.83      7.110        626     234,129    79.64     88.73    41.26      87.46
HOUSTON                      51      4,862,537        0.65      8.080        632      95,344    82.42     92.62    59.48      76.81
MIAMI                        49      8,252,717        1.11      7.438        638     168,423    80.19     86.68    51.35      84.17
Other                     4,282    686,250,164       92.39      7.513        626     160,264    80.00     88.42    51.11      84.68
Total:                    4,646  $ 742,799,340      100.00%     7.519%       627   $ 159,879    80.10%    88.56%   50.54%     83.99%

GROUP 2

1. Current Principal Balance

                                                  Pct. Of    Weighted    Weighted                        Comb
                                                  Pool By      Avg.        Avg.       Avg.                LTV      Pct.      Pct.
Current Principal       Number of   Principal    Principal     Gross     Current   Principal    Comb    (incld.    Full     Owner
Balance                   Loans      Balance      Balance     Coupon       FICO     Balance      LTV      SS)       Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00           869  $   26,769,741      2.29%    11.291%       613   $  30,805    99.47%    99.56%   74.34%     99.87%
$50,000.01 - $75,000.00      306      18,962,944      1.62     10.658        641      61,970    98.24     99.33    48.92     100.00
$75,000.01 - $100,000.00     218      18,833,629      1.61     10.399        635      86,393    96.16     99.11    51.92     100.00
$100,000.01 - $125,000.00    142      16,161,075      1.38      8.833        647     113,810    87.37     98.75    37.17     100.00
$125,000.01 - $150,000.00    145      19,764,478      1.69      8.149        646     136,307    83.73     98.28    26.21     100.00
$150,000.01 - $200,000.00    315      55,497,839      4.75      7.514        651     176,184    81.46     98.19    21.48     100.00
$200,000.01 - $250,000.00    350      78,947,035      6.76      7.310        653     225,563    80.93     98.83    19.69     100.00
$250,000.01 - $300,000.00    384     105,745,420      9.05      7.035        658     275,379    80.48     98.62    14.97     100.00
$300,000.01 - $350,000.00    401     131,743,462     11.28      7.070        653     328,537    80.75     96.02    18.79      97.65
$350,000.01 - $400,000.00    425     159,165,516     13.63      7.102        643     374,507    79.93     92.56    25.27      95.04
$400,000.01 - $450,000.00    316     134,223,583     11.49      7.149        647     424,758    80.99     93.41    27.73      95.87
$450,000.01 - $500,000.00    266     126,386,343     10.82      7.029        652     475,137    80.39     92.97    23.00      97.33
$500,000.01 - $550,000.00    137      71,922,834      6.16      7.121        652     524,984    81.11     94.08    31.27      94.10
$550,000.01 - $600,000.00    115      66,033,475      5.65      7.247        644     574,204    81.40     90.82    39.93      95.74
$600,000.01 - $650,000.00     92      57,617,154      4.93      7.123        643     626,273    80.69     90.08    32.84      94.55
$650,000.01 - $700,000.00     30      20,190,146      1.73      7.201        669     673,005    79.14     92.66    33.19      93.31
$700,000.01 & Above           76      60,049,312      5.14      7.518        642     790,123    79.74     87.31    57.06      84.77
Total:                     4,587  $1,168,013,987    100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

2. Current Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Current Rate            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49                  11  $    4,472,688       0.38%     5.394%       662   $ 406,608    75.63%    87.53%   86.62%    100.00%
5.50 - 5.99                 114      45,154,722       3.87      5.786        662     396,094    78.66     92.99    73.94      98.35
6.00 - 6.49                 370     136,415,814      11.68      6.276        667     368,691    78.95     93.62    51.12      98.95
6.50 - 6.99                 876     313,955,954      26.88      6.755        665     358,397    79.94     95.71    22.89      98.36
7.00 - 7.49                 758     256,700,717      21.98      7.219        655     338,655    80.40     96.18    14.52      97.15
7.50 - 7.99                 605     197,934,646      16.95      7.712        636     327,165    81.02     93.52    18.69      95.20
8.00 - 8.49                 233      72,367,411       6.20      8.203        610     310,590    82.76     90.17    27.65      93.60
8.50 - 8.99                 183      45,332,098       3.88      8.687        607     247,716    87.04     90.41    32.95      89.11
9.00 & Above              1,437      95,679,936       8.19     10.664        615      66,583    95.02     95.51    47.44      92.74
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

3. Credit Score

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Credit Score            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
740 & Above                 209  $   67,426,569       5.77%     7.048%       763   $ 322,615    81.28%    97.41%   14.85%     90.82%
720 - 739                   214      62,253,451       5.33      6.978        729     290,904    81.69     96.61    16.83      94.08
700 - 719                   282      77,360,452       6.62      7.051        709     274,328    81.91     97.43    10.55      94.59
680 - 699                   472     122,828,431      10.52      7.085        689     260,230    81.78     97.69    11.04      98.98
660 - 679                   475     143,529,303      12.29      7.143        668     302,167    80.94     97.01    16.89      95.34
640 - 659                   563     177,619,081      15.21      7.203        649     315,487    80.62     95.85    20.05      97.17
620 - 639                   703     208,061,441      17.81      7.257        629     295,962    80.74     96.46    21.56      97.87
600 - 619                   438      94,268,870       8.07      7.631        609     215,226    83.67     92.21    51.20      97.39
580 - 599                   704      82,805,536       7.09      8.603        589     117,622    87.23     92.12    65.96      96.98
560 - 579                   368      69,792,141       5.98      8.031        570     189,653    83.15     85.86    64.13      95.36
540 - 559                    66      24,502,074       2.10      8.322        551     371,244    83.42     85.45    63.29      98.37
520 - 539                    34      14,532,080       1.24      8.300        528     427,414    74.26     74.26    64.94      96.06
500 - 519                    58      22,648,605       1.94      8.394        508     390,493    75.47     75.84    59.93     100.00
1 - 499                       1         385,952       0.03      8.200        497     385,952    80.00     80.00   100.00     100.00
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

4. Lien

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Lien                    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         3,167  $1,096,488,726      93.88%     7.167%       649   $ 346,223    80.56%    94.16%   26.81%     96.30%
2                         1,420      71,525,260       6.12     11.068        632      50,370    99.62     99.62    55.23      99.95
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

5. Combined Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Combined              Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Original LTV            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                 32  $   11,508,299       0.99%     7.120%       603   $ 359,634    51.46%    53.28%   47.86%     85.95%
60.01 - 70.00                65      28,919,727       2.48      7.189        592     444,919    67.01     67.13    50.97      91.92
70.01 - 80.00             2,626     880,456,953      75.38      7.031        657     335,284    79.68     96.47    22.03      98.46
80.01 - 85.00               135      57,003,053       4.88      7.581        611     422,245    84.62     85.55    39.99      95.24
85.01 - 90.00               237      91,300,411       7.82      7.948        629     385,234    89.81     90.37    42.15      79.75
90.01 - 95.00               119      24,873,129       2.13      8.434        622     209,018    94.86     95.06    58.23      95.40
95.01 - 100.00            1,373      73,952,413       6.33     10.837        632      53,862    99.91     99.91    58.80      98.97
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

6. Combined LTV with Silent2nds

                                                   Pct. Of   Weighted   Weighted                         Comb
                                                   Pool By     Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Combined LTV           Number of   Principal      Principal    Gross     Current    Principal    Comb   (incld.    Full     Owner
with Silent2nds         Loans       Balance        Balance    Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                 29  $   11,127,202       0.95%     7.089%       601   $ 383,697    51.68%    51.68%   49.50%     85.46%
60.01 - 70.00                64      28,536,816       2.44      7.172        592     445,888    66.98     66.98    51.66      91.81
70.01 - 80.00               278     125,720,640      10.76      7.253        605     452,233    77.92     77.95    48.31      89.21
80.01 - 85.00               128      55,278,637       4.73      7.528        612     431,864    84.44     84.61    38.93      96.43
85.01 - 90.00               257     102,231,927       8.75      7.772        635     397,790    88.23     89.80    38.85      82.89
90.01 - 95.00               177      48,687,232       4.17      7.707        641     275,069    87.09     94.74    44.37      97.65
95.01 - 100.00            3,654     796,431,532      68.19      7.368        662     217,962    81.93     99.97    21.30      99.69
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

7. Original LTV

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of    Principal     Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Original LTV            Loans       Balance       Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00              1,452  $   83,033,560       7.11%    10.520%       628   $  57,186    92.94%    93.20%   54.21%     98.01%
60.01 - 70.00                65      28,919,727       2.48      7.189        592     444,919    67.01     67.13    50.97      91.92
70.01 - 80.00             2,626     880,456,953      75.38      7.031        657     335,284    79.68     96.47    22.03      98.46
80.01 - 85.00               134      56,988,696       4.88      7.580        611     425,289    84.62     85.55    40.00      95.23
85.01 - 90.00               223      90,527,229       7.75      7.918        629     405,952    89.82     90.38    42.06      79.58
90.01 - 95.00                68      22,401,648       1.92      8.162        620     329,436    94.86     95.09    58.87      94.96
95.01 - 100.00               19       5,686,174       0.49      8.053        626     299,272    99.91     99.91   100.00      86.93
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

8. Documentation

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Documentation           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
STATED DOC                2,676  $  793,971,562      67.98%     7.363%       663   $ 296,701    80.97%    95.88%    0.00%     96.66%
FULL DOC                  1,710     333,446,833      28.55      7.488        617     194,998    83.22     91.10   100.00      96.20
LIMITED DOC                 201      40,595,592       3.48      7.562        627     201,968    84.23     95.35     0.00      96.55
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

9. Purpose

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Purpose                 Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
PURCHASE                  3,797  $  884,364,054      75.72%     7.391%       659   $ 232,911    82.22%    98.05%   21.66%     97.41%
CASHOUT REFI                739     268,079,169      22.95      7.459        613     362,759    80.31     83.38    48.79      93.82
RATE/TERM REFI               51      15,570,763       1.33      7.290        624     305,309    78.34     84.24    71.56      92.74
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

10. Occupancy

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Occupancy               Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED            4,503  $1,127,376,938      96.52%     7.388%       648   $ 250,361    81.68%    94.88%   28.45%    100.00%
INVESTOR                     70      35,389,981       3.03      8.022        670     505,571    83.18     83.78    26.87       0.00
SECOND HOME                  14       5,247,068       0.45      7.083        650     374,791    83.23     83.23    60.41       0.00
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

11. Property Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Property Type           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY             3,213  $  832,221,554      71.25%     7.374%       648   $ 259,017    81.54%    94.39%   27.51%     97.49%
PUD                         630     158,195,063      13.54      7.431        639     251,103    81.69     93.92    39.07      97.21
2-4 FAMILY                  338      97,704,363       8.36      7.547        663     289,066    82.49     94.69    18.67      89.68
CONDO                       395      77,985,952       6.68      7.501        657     197,433    82.73     96.42    30.14      93.27
TOWNHOUSE                    11       1,907,054       0.16      8.044        637     173,369    86.17     97.41    47.72     100.00
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

12. State

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
State                   Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CA                        2,040  $  700,542,560      59.98%     7.192%       652   $ 343,403    80.95%    94.45%   24.23%     96.94%
FL                          397      76,225,843       6.53      7.604        646     192,005    82.06     94.87    32.00      97.41
NJ                          190      47,005,335       4.02      7.677        657     247,396    82.97     94.93    18.06      94.62
IL                          344      46,808,088       4.01      8.072        653     136,070    83.52     96.23    24.31      97.37
NY                          144      43,393,121       3.72      7.449        655     301,341    81.72     93.75    20.22      90.56
VA                          122      40,119,827       3.43      7.423        642     328,851    81.51     94.52    30.18      97.05
MD                           97      31,461,699       2.69      7.293        640     324,347    80.60     91.37    35.11      96.29
TX                          186      29,108,766       2.49      7.491        629     156,499    81.31     94.79    48.27      98.62
WA                          163      25,930,210       2.22      7.875        631     159,081    84.16     96.73    40.76      97.24
GA                          127      13,991,265       1.20      8.146        628     110,167    85.33     95.70    62.67     100.00
Other                       777     113,427,271       9.71      7.993        632     145,981    84.57     94.02    47.75      94.82
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

13. Zip

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Zip                     Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
94509                        32  $    9,897,282       0.85%     7.318%       662   $ 309,290    83.43%    97.28%   24.45%     96.18%
94531                        17       7,925,859       0.68      7.104        641     466,227    77.00     89.26    17.41     100.00
95206                        25       7,732,235       0.66      7.037        680     309,289    80.80     97.71     5.27     100.00
94605                        18       7,128,032       0.61      7.168        643     396,002    80.97     91.21    23.77      91.03
94541                        16       7,108,326       0.61      7.276        680     444,270    81.34     93.75     5.96      83.53
94565                        21       7,007,386       0.60      6.999        661     333,685    81.61     96.42    19.07     100.00
94591                        18       6,919,563       0.59      7.310        664     384,420    82.13     95.48    49.26      94.31
95122                        15       6,821,762       0.58      7.412        647     454,784    83.03     94.29    22.30     100.00
94544                        15       6,455,468       0.55      7.174        662     430,365    78.88     92.65    13.48      83.39
95127                        14       5,550,170       0.48      6.884        664     396,441    78.94     93.85    15.09     100.00
Other                     4,396  1 ,095,467,904      93.79      7.421        647     249,197    81.78     94.51    29.13      96.62
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

14. Remaining Months to Maturity

                                                   Pct. Of   Weighted   Weighted                          Comb
                                                   Pool By     Avg.       Avg.        Avg.                 LTV     Pct.      Pct.
Remaining Months      Number of      Principal    Principal    Gross     Current   Principal    Comb    (incld.    Full     Owner
to Maturity             Loans         Balance      Balance    Coupon      FICO      Balance      LTV       SS)      Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1 - 180                      16  $    1,039,737       0.09%     8.886%       665   $  64,984    92.87%    95.62%   41.06%    100.00%
181 - 240                    25       1,381,887       0.12     10.481        651      55,275    98.63     98.63    33.54      98.55
241 - 360                 2,446     420,640,186      36.01      7.957        636     171,971    83.75     92.38    48.54      95.19
361 >=                    2,100     744,952,177      63.78      7.087        655     354,739    80.54     95.68    17.23      97.26
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

15. Amortization Type

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Amortization Type       Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
15 YR FIXED                  16  $    1,039,737       0.09%     8.886%       665   $  64,984    92.87%    95.62%   41.06%    100.00%
2 YR ARM                    604     190,086,868      16.27      7.677        613     314,713    81.41     89.89    44.08      92.67
2 YR ARM 40/40            1,826     654,549,784      56.04      7.074        656     358,461    80.62     96.08    15.56      97.38
2 YR ARM IO                 215      81,110,088       6.94      6.834        679     377,256    80.40     96.95    46.93      98.45
20 YR FIXED                  25       1,381,887       0.12     10.481        651      55,275    98.63     98.63    33.54      98.55
3 YR ARM                     89      26,734,903       2.29      7.413        634     300,392    79.95     90.04    40.92      92.82
3 YR ARM 40/40              232      75,182,190       6.44      7.219        649     324,061    80.22     94.27    23.18      97.00
3 YR ARM IO                  30      11,784,435       1.01      6.764        674     392,815    79.21     90.03    56.01      96.40
30 YR FIXED               1,475      97,797,763       8.37      9.884        639      66,304    93.50     95.40    59.27      98.48
40 YR FIXED                  42      15,220,203       1.30      6.992        655     362,386    78.70     85.32    59.83      93.35
5 YR ARM                     16       6,703,298       0.57      6.567        655     418,956    77.65     86.51    65.49      93.44
5 YR ARM IO                   2         729,658       0.06      6.402        678     364,829    80.67     80.67    54.82     100.00
6 MO ARM                     15       5,693,173       0.49      7.059        635     379,545    76.79     82.85    35.74      86.95
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

16. Initial Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Initial Periodic Cap    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0.00                   1,558  $  115,439,589       9.88%     9.501%       642   $  74,095    91.60%    94.11%   58.87%     97.81%
0.51 - 1.00                 237      90,064,304       7.71      6.861        674     380,018    80.31     95.86    46.78      97.78
1.51 - 2.00               2,420     840,891,116      71.99      7.209        646     347,476    80.79     94.70    21.77      96.30
2.51 - 3.00                 372     121,618,977      10.41      7.177        648     326,933    79.92     92.43    33.09      95.86
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

17. Periodic Cap

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Periodic Cap            Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0.00                   1,558  $  115,439,589       9.88%     9.501%       642   $  74,095    91.60%    94.11%   58.87%     97.81%
0.51 - 1.00               3,029   1,052,574,397      90.12      7.176        649     347,499    80.65     94.54    25.22      96.38
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

18. Months to Rate Reset

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
Months to             Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Rate Reset             Loans         Balance      Balance     Coupon     FICO       Balance      LTV      SS)      Doc    Occupied
-----------------------------------------------------------------------------------------------------------------------------------
<= 0                      1,558  $  115,439,589       9.88%     9.501%       642   $  74,095    91.60%    94.11%   58.87%     97.81%
1 - 12                       17       6,084,585       0.52      6.995        637     357,917    76.99     83.76    35.94      87.79
13 - 24                   2,643     925,355,328      79.22      7.177        649     350,116    80.76     94.89    24.16      96.51
25 - 36                     351     113,701,529       9.73      7.217        648     323,936    80.05     92.83    30.76      95.96
49 >=                        18       7,432,956       0.64      6.551        657     412,942    77.95     85.93    64.44      94.08
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

19. Life Maximum Rate

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Life Maximum Rate       Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
9.00 & Below              1,558  $  115,439,589       9.88%     9.501%       642   $  74,095    91.60%    94.11%   58.87%     97.81%
11.01 - 11.50                13       5,245,596       0.45      5.410        660     403,507    75.95     87.73    80.37     100.00
11.51 - 12.00               124      49,609,593       4.25      5.813        663     400,077    78.73     93.15    77.15      98.49
12.01 - 12.50               361     132,528,508      11.35      6.312        668     367,115    79.49     95.32    43.39      98.92
12.51 - 13.00               882     312,032,365      26.71      6.790        663     353,778    79.83     95.93    19.73      98.37
13.01 - 13.50               738     249,045,708      21.32      7.270        654     337,460    80.48     96.43    14.02      97.27
13.51 - 14.00               520     173,495,495      14.85      7.756        634     333,645    81.19     93.44    19.36      95.64
14.01 - 14.50               214      68,912,317       5.90      8.257        609     322,020    83.15     89.95    24.53      92.63
14.51 - 15.00               105      35,681,017       3.05      8.726        598     339,819    86.67     90.23    34.25      87.43
15.01 & Above                72      26,023,799       2.23      9.397        583     361,442    83.90     85.15    24.31      73.45
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

20. Margin

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Margin                  Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
0.99 & Below              1,558  $  115,439,589       9.88%     9.501%       642   $  74,095    91.60%    94.11%   58.87%     97.81%
4.50 - 4.99               2,868     991,226,421      84.86      7.127        653     345,616    80.73     95.08    24.11      96.24
5.50 - 5.99                  77      31,468,689       2.69      7.963        567     408,684    81.02     82.29    59.40      97.19
6.00 - 6.49                   1         774,092       0.07      6.775        616     774,092    80.00     95.00   100.00     100.00
6.50 - 6.99                  83      29,105,195       2.49      7.981        604     350,665    77.27     89.25    24.07     100.00
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

21. Interest Only

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
Interest Only           Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
N                         4,340  $1,074,389,806      91.98%     7.456%       646   $ 247,555    81.86%    94.37%   26.84%     96.37%
Y                           247      93,624,181       8.02      6.822        679     379,045    80.25     95.95    48.14      98.20
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

22. UNITS

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
UNITS                   Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
1                         4,249  $1,070,309,624      91.64%     7.393%       647   $ 251,897    81.66%    94.48%   29.45%     97.15%
2                           317      86,215,266       7.38      7.516        663     271,972    82.57     96.21    16.72      94.85
3                            12       5,788,460       0.50      7.849        671     482,372    83.51     86.30    40.97      64.49
4                             9       5,700,636       0.49      7.708        652     633,404    80.23     80.23    25.46      37.04
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%

23. CITY

                                                  Pct. Of    Weighted   Weighted                         Comb
                                                  Pool By      Avg.       Avg.        Avg.                LTV      Pct.      Pct.
                      Number of     Principal    Principal    Gross     Current    Principal    Comb    (incld.    Full     Owner
CITY                    Loans        Balance      Balance     Coupon      FICO      Balance      LTV      SS)      Doc     Occupied
-----------------------------------------------------------------------------------------------------------------------------------
CHICAGO                     139  $   21,092,116       1.81%     7.801%       657   $ 151,742    84.13%    98.61%   27.44%     98.35%
LOS ANGELES                  93      34,034,930       2.91      7.230        646     365,967    80.47     91.81    28.04      96.64
SAN JOSE                     91      41,298,165       3.54      7.308        642     453,826    81.07     92.79    21.16      97.45
SACRAMENTO                   78      22,120,350       1.89      7.075        655     283,594    81.24     95.99    25.50      98.40
STOCKTON                     72      21,244,664       1.82      7.049        663     295,065    80.93     95.44    23.53     100.00
Other                     4,114   1,028,223,762      88.03      7.422        648     249,933    81.77     94.52    29.05      96.33
Total:                    4,587  $1,168,013,987     100.00%     7.406%       648   $ 254,636    81.73%    94.50%   28.55%     96.52%